SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)
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APOLLO ENDOSURGERY, INC.
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PRELIMINARY COPIES-SUBJECT TO COMPLETION

APOLLO ENDOSURGERY, INC.
1120 S. Capital of Texas Highway
Building 1, Suite 300
Austin, Texas 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 9, 2017

, 2017
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of stockholders of Apollo Endosurgery, Inc., a Delaware corporation. The meeting will be held on Friday, June 9, 2017 at 9:00 a.m. local time at our headquarters located at 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746 for the following purposes:

1.
To elect the Board of Directors’ eight nominees for director named herein to hold office until the next annual meeting, or, if Proposal 3 is adopted, to hold office until the Annual Meeting of stockholders in accordance with the class of director to which each nominee will be assigned.

2.	To approve the adoption of our 2017 Equity Incentive Plan and authorize 1,000,000 shares of common stock for issuance thereunder.

3.
To approve the amendment and restatement of our Amended and Restated Certificate of Incorporation (the “Restated Certificate”) and our Amended and Restated Bylaws (the “Restated Bylaws”) to provide for the election of a classified Board.

4.
To approve the Restated Certificate and Restated Bylaws to permit stockholder action only at a duly called annual or special meeting and to prohibit stockholder action by written consent or electronic transmission.

5.
To approve the Restated Certificate and Restated Bylaws to allow special meetings of stockholders to be called by (i) the Chairman of the Board, (ii) the Chief Executive Officer, or (iii) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors.

6.	To approve the Restated Certificate to designate the Delaware Chancery Court as the exclusive forum for certain legal actions.

7.
To approve the Restated Certificate and Restated Bylaws to prohibit director removal without cause and to allow removal with cause by the vote of the stockholders of at least 66 2/3% of all then outstanding shares of common stock of the Company.

8.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

9.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.

10.	To ratify the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017.

11.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this notice.
The record date for the Annual Meeting is April 25, 2017. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Friday, June 9, 2017 at 9:00 a.m. local time at our headquarters located at 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746.
The proxy statement and annual report to stockholders
are available at www.apolloendo.com.

By Order of the Board of Directors

Stefanie L. Cavanaugh
Secretary
Austin, Texas
, 2017

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a legal proxy issued in your name from that record holder.

PRELIMINARY COPIES-SUBJECT TO COMPLETION

APOLLO ENDOSURGERY, INC.
1120 S. Capital of Texas Highway
Building 1, Suite 300
Austin, Texas 78746

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
Friday, June 9, 2017
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (the “Board”) of Apollo Endosurgery, Inc. (the “Company” or “Apollo”) is soliciting your proxy to vote at the 2017 Annual Meeting of stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.
We intend to mail these proxy materials on or about , 2017 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Friday, June 9, 2017 at 9:00 a.m. local time at 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746. Directions to the Annual Meeting may be found at www.apolloendo.com. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 25, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 25, 2017 your shares were registered directly in your name with our transfer agent, Nevada Agency and Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 25, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are ten matters scheduled for a vote:

•
To elect the Board’s eight nominees for director named herein to hold office until the next Annual Meeting, or, if Proposal 3 is adopted, to hold office until the Annual Meeting of stockholders in accordance with the class of director to which each nominee will be assigned.

•	To approve the adoption of the 2017 Equity Incentive Plan and authorize 1,000,000 shares of common stock for issuance thereunder.

•
To approve the amendment and restatement of our Amended and Restated Certificate of Incorporation (the “Restated Certificate”) and our Amended and Restated Bylaws (the “Restated Bylaws”) to provide for the election of a classified Board.

•
To approve the Restated Certificate and Restated Bylaws to permit stockholder action only at a duly called annual or special meeting and to prohibit stockholder action by written consent or electronic transmission.

•
To approve the Restated Certificate and Restated Bylaws to allow special meetings of the stockholders to be called by (i) the Chairman of the Board, (ii) the Chief Executive Officer, or (iii) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors.

•	To approve the Restated Certificate to designate the Delaware Chancery Court as the exclusive forum for certain legal actions.

•
To approve the Restated Certificate and Restated Bylaws to prohibit director removal without cause and to allow for the removal with cause by the vote of the stockholders of at least 66 2/3% of all the outstanding shares of common stock of the Company.

•	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

•	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.

•	To ratify the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017.
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.
What if another matter is properly brought before the Annual Meeting?
Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or through the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 8, 2017 to be counted.

•
To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 8, 2017 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2017.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee (sometimes referred to as shares held in “street name”) and you do not provide instructions how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter.   Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•	“For” the election of all eight nominees for director;

•	“For” the approval of the 2017 Equity Incentive Plan;

•	“For” the Restated Certificate and Restated Bylaws to adopt a classified Board;

•
“For” the Restated Certificate and Restated Bylaws to permit stockholder action only at a duly called annual or special meeting and to prohibit stockholder action by written consent or electronic transmission;

•
“For” the Restated Certificate and Restated Bylaws to allow special meetings of stockholders to be called by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors;

•	“For” the Restated Certificate to designate the Delaware Chancery Court as the exclusive forum for certain legal actions;

•
“For” the Restated Certificate and Restated Bylaws to prohibit director removal without cause and to allow for the removal with cause by the vote of the stockholders of at least 66 2/3% of all then outstanding shares of common stock of the Company;

•	“For” the advisory approval of executive compensation;

•	“For” three years as the preferred frequency of advisory votes to approve executive compensation; and

•	“For” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017.
If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, we may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Broadridge Financial Solutions, Inc. will be paid its customary fee of approximately $6,000, exclusive of printing and mailing fees. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at Apollo Endosurgery, Inc. 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 9, 2018, to our Secretary at 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746. If you wish to submit a proposal (including a director nomination) at the 2018 annual meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our corporate Secretary at the address above no earlier than the close of business on February 9, 2018, nor later than the close of business on March 11, 2018; provided, however, that if our 2018 annual meeting is held before May 10, 2018, or after August 18, 2018, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Bylaws or, if adopted, our Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
On each matter to be voted upon, stockholders have one vote for each share of our common stock owned as of April 25, 2017. Votes will be counted by the inspector of election. The following table summarizes vote requirements and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	To elect eight directors	Directors are elected if they receive more FOR votes than WITHHOLD votes	None	None
2	To approve the adoption of our 2017 Equity Incentive Plan	FOR votes from the holders of a majority of shares cast for Proposal 2	None	None
3	To approve the Restated Certificate and the Restated Bylaws to provide for the election of a classified Board	FOR votes from the holders of a majority of shares outstanding and entitled to vote	Against	Against
4
To approve the Restated Certificate and the Restated Bylaws to permit stockholder action only at a duly called annual or special meeting and to prohibit stockholder action by written consent or electronic transmission
		FOR votes from the holders of at least 66 2/3% of shares outstanding and entitled to vote	Against	Against
5
To approve the Restated Certificate and the Restated Bylaws to allow special meetings of the stockholders to be called by (i) the Chairman of the Board, (ii) the Chief Executive Officer, or (iii) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors
		FOR votes from the holders of at least 66 2/3% of shares outstanding and entitled to vote	Against	Against
6	To approve the Restated Certificate to designate the Delaware Chancery Court as the exclusive forum for certain legal actions	FOR votes from the holders of a majority of shares outstanding and entitled to vote	Against	Against
7
To approve the Restated Certificate and the Restated Bylaws to prohibit director removal without cause and to allow removal with cause by the vote of the stockholders of at least 66 2/3% of all the outstanding shares of common stock of the Company
		FOR votes from the holders of at least 66 2/3% of shares outstanding and entitled to vote	Against	Against
8	To approve our executive compensation	FOR votes from the holders of a majority of shares cast for Proposal 8	None	None
9	To indicate the preferred frequency of holding a vote on executive compensation	The frequency receiving FOR votes from the holders of a majority of shares cast for Proposal 9	None	None
10	To ratify the selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2017	FOR votes from the holders of a majority of shares cast for Proposal 10	None	None

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our then outstanding shares of the common stock entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were          shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will have no effect on the outcome of the vote for Proposals 1, 2, 8, 9 and 10. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the Internet?
Our 2017 Annual Report to stockholders is available at www.apolloendo.com.
Why do you discuss both Lpath, Inc. and Apollo Endosurgery, Inc. in this Proxy Statement?
On December 29, 2016, Lpath, Inc. (“Lpath”), completed a business combination with privately-held Apollo Endosurgery, Inc. (“Private Apollo”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 8, 2016, by and among Lpath, Lpath Merger Sub, Inc. (“Merger Sub”), and Private Apollo (“the Merger Agreement”), pursuant to which Merger Sub merged with and into Private Apollo, with Private Apollo surviving as a wholly-owned subsidiary of Lpath (the “Merger”). Immediately following the Merger, Lpath changed its name to “Apollo Endosurgery, Inc.” In connection with the closing of the Merger, our common stock began trading on The NASDAQ Global Market under the ticker symbol “APEN.”
The former executive officers and each member of the Board of Directors of Lpath resigned concurrent with the closing of the Merger. In addition, in January 2017 we accepted the resignation of Lpath’s independent registered public accounting firm, Moss Adams LLP, and appointed the independent registered public accounting firm of Private Apollo, KPMG LLP, as auditor of the combined company. Throughout this proxy statement we discuss both the former executive officers and members of the Board of Directors of Lpath and the current executive officers and members of the Board of Directors of Apollo Endosurgery, Inc., the combined company.
In connection with the Merger, the stockholders of Lpath approved a reverse stock split at a ratio of one new share for every five and one half shares of common stock then outstanding (the “Reverse Stock Split”). All share and per share amounts in this proxy statement reflects the Reverse Stock Split unless otherwise noted. On December 29, 2016, upon the completion of the Merger, we issued shares of our common stock to Private Apollo stockholders at an exchange rate of approximately 0.3163 shares of common stock, after taking into account the Reverse Stock

Split, in exchange for each share of Private Apollo common stock outstanding prior to the Merger. Immediately following the Merger, the former Private Apollo stockholders and optionholders owned approximately 95.9% of the fully-diluted common stock of the combined company, with the Lpath stockholders, warrantholders and optionholders immediately prior to the Merger owning approximately 4.1% of the fully-diluted common stock of the combined company.
All references to “Apollo,” “we,” “us” or “our” in this proxy statement mean Apollo Endosurgery, Inc., the combined company.

PROPOSAL 1

ELECTION OF DIRECTORS
The size of our Board is nine, and we currently have eight members standing as nominees for election. Jack Nielsen has indicated that he will not stand for re-election at the Annual Meeting, and his service as a director will end at the Annual Meeting. Our Board has resolved to decrease the size of our Board from nine to eight directors following the Annual Meeting. All of our directors have one year terms and stand for election annually; or, if Proposal 3 is approved, directors will have three year terms and will stand for election upon the expiration of the term of the class to which each director will be assigned by the Board following the Annual Meeting if Proposal 3 is approved. The initial term for Class I directors will expire at the annual meeting of stockholders in 2018; the initial term for Class II directors will expire at the annual meeting of stockholders in 2019; and the initial term for Class III directors will expire at the annual meeting of stockholders in 2020.

Our Board has nominated for election at the Annual Meeting the eight individuals listed in the table to hold office until the next Annual Meeting of stockholders or until the expiration of his term as described in Proposal 3, or until his successor is elected or appointed or, if sooner, until such director’s death, resignation or removal.  Each of the nominees listed below currently serves a director on our Board and each was previously elected by Private Apollo’s stockholders.  It is our policy to encourage nominees for directors to attend the Annual Meeting.

In accordance with our Bylaws, directors are elected if they receive more “For” votes from our stockholders present in person or represented by proxy and entitled to vote on the matter than “Withhold” votes.

Our Bylaws provide that in a non-contested election if the votes cast “For” an incumbent director do not exceed the number of “Withhold” votes, such incumbent director shall promptly tender his resignation to the Board. Our Nominating and Corporate Governance Committee will then review the circumstances surrounding the “Withhold” vote and promptly make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. Our Board will act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety days from the date of certification of the stockholder vote.

In a contested election, which is an election in which the number of nominees exceeds the number of directors to be elected, our directors will be elected by a plurality of the stock represented at any such meeting or by proxy and entitled to vote on the election of directors at that meeting. Under this provision, the directors receiving the greatest number of “For” votes will be elected.

Explanatory Note regarding Future Elections of Directors serving as a Classified Board

If our stockholders approve the Restated Certificate attached to this proxy as Appendix B including the amendment to approve a classified board of directors as described in Proposal 3, our Board will be divided into three classes for future elections. Each class will consist, as nearly as possible, of one-third of the total number of directors, and each class will have a three year term. In the event that Proposal 3 is approved, the Board expects to assign John Creecy and William D. McClellan, Jr. for election to Class I, and, if elected pursuant to Proposal 1, their initial term will expire at the annual meeting of stockholders in 2018. Our Board expects to assign Matthew S. Crawford, R. Kent McGaughy, Jr., and Bruce Robertson, Ph.D. to Class II, and, if elected pursuant to Proposal 1, their initial term will expire at the annual meeting of stockholders in 2019. Our Board expects to assign Todd Newton, Richard J. Meelia and Rick Anderson to Class III, and, if elected pursuant to Proposal 1, their initial term will expire at the annual meeting of stockholders in 2020. To further understand how this change would impact future elections, please see Proposal 3.

Nominees

Our Nominating and Corporate Governance Committee and our Board seek to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business.  To that end, our Board has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that our Board views as critical to effective functioning of our Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led our Board to believe that that nominee should continue to serve on our Board.  However, each of the members of our Board may have a variety of reasons why he believes a particular person would be an appropriate nominee for our Board, and these views may differ from the views of other members.
Our Board recommends that you vote FOR the election of each of the following nominees:

Name	Age	Position(s)
Todd Newton	54	Chief Executive Officer and Director
Richard J. Meelia	68	Chairman of the Board
Rick Anderson	56	Director
Matthew S. Crawford	51	Director
John Creecy	63	Director
William D. McClellan, Jr.	57	Director
R. Kent McGaughy, Jr.	45	Director
Bruce Robertson, Ph.D.	54	Director

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led our Board to recommend that person as a nominee for director, as of the date of this proxy statement.
        Todd Newton.    Mr. Newton has served as Chief Executive Officer and as a member of our Board since July 2014. From April 2009 to June 2014, Mr. Newton served as Executive Vice President, Chief Financial Officer and Chief Operating Officer at ArthroCare Corporation, a medical device company. Prior to his leadership at ArthroCare, Mr. Newton served in a number of executive officer roles, including President and Chief Executive Officer, at Synenco Energy, Inc., a Canadian oilsands company. From 1994 to 2004, Mr. Newton was a Partner at Deloitte & Touche LLP. Mr. Newton holds a B.B.A. in accounting from The University of Texas at San Antonio. We believe Mr. Newton's qualifications to serve on the board of directors include his extensive industry knowledge and experience as our Chief Executive Officer.
        Richard J. Meelia.    Mr. Meelia has served as the Chairman of our Board since 2012. From July 2007 until his retirement in July 2011, Mr. Meelia served as Chairman, President, and Chief Executive Officer of Covidien plc following its separation from Tyco International in June 2007. From January 2006 through the separation, Mr. Meelia was the President and Chief Executive Officer of Tyco Healthcare. He became President of Tyco Healthcare in 1995. Mr. Meelia joined Kendall Healthcare Products Company, the foundation of both the Tyco

Healthcare Business and Covidien, as Group President in 1991. Mr. Meelia is a member of the board of directors of Haemonetics Corporation, for which he serves as Chairman, and ConformMIS, Inc. Mr. Meelia holds a B.A in Business from Saint Anselm College and an M.B.A. from Boston College. We believe Mr. Meelia's qualifications to serve on the board of directors include his extensive industry knowledge and experience as a chief executive within the medical device industry and his public company governance expertise.
Rick Anderson.    Mr. Anderson has served as a member of our Board since 2013. Since 2008, Mr. Anderson has served as a Managing Director at PTV Healthcare Capital, a venture capital and private equity firm specializing in the healthcare and life sciences industries. From 2005 to 2007, Mr. Anderson served as Company Group Chairman of Johnson & Johnson, and Worldwide Franchise Chairman of Cordis Corporation. From 2003 to 2005, Mr. Anderson served as President of Cordis Corporation. From 1997 to 2003, Mr. Anderson served in various other senior roles at Johnson & Johnson. Before joining Johnson & Johnson, Mr. Anderson served in senior leadership positions with other international healthcare and medical device companies. Mr. Anderson holds a B.B.A. in marketing from Mississippi State University. He served five years in the U.S. Army where he obtained the rank of captain. We believe Mr. Anderson's qualifications to serve on the board of directors include his extensive industry knowledge and experience and medical device commercial expertise.
        Matthew S. Crawford.    Mr. Crawford has served as a member of our Board since 2006. In 2003, Mr. Crawford founded PTV Healthcare Capital, a venture capital and private equity firm specializing in the healthcare and life sciences industries, and has served since its founding as Managing Director. Mr. Crawford has spent his 25 year career in private equity, venture capital, banking and finance industries. He has served on the board of directors of more than 20 healthcare companies and currently serves on the board of directors of several private companies. Mr. Crawford holds a B.A. in History and an M.B.A. from Wake Forest University. We believe Mr. Crawford's qualifications to serve on the board of directors include his extensive experience in venture capital and the medical technologies industry.
        John Creecy.    Mr. Creecy has served as a member of our Board since 2011. Since 2011, Mr. Creecy has served as Chief Executive Officer and Director of Remeditex Ventures, LLC, a venture capital firm specializing in the life sciences, biomedical science and biotechnology industries. From 2001 to 2008, he served as President and Chief Executive Officer of Hunt Petroleum Corporation, an oil and gas exploration and production company, and from 1988 to 2000 as Chief Operating Officer of the Hodges Companies, Inc. Mr. Creecy holds a B.S. in Accounting from Texas Tech University and an M.S. in Taxation from the University of North Texas. Mr. Creecy is also a former Certified Public Accountant. We believe Mr. Creecy's qualifications to serve on the board of directors include his extensive executive leadership experience.
        William D. McClellan, Jr.    Mr. McClellan has served as a member of our Board since 2014. From 2004 until his retirement in June 2016, Mr. McClellan served as the Executive Vice President & Chief Financial Officer of On-X Life Technologies, Inc., a medical device company that manufactures and sells heart valve prostheses and components and other cardiac surgery products and devices. Mr. McClellan is a member of the board of directors of one publicly listed company, Reata Pharmaceuticals Inc. (NASDAQ: RETA). Mr. McClellan holds a B.B.A in Accounting from Abilene Christian University and he is a Certified Public Accountant. We believe Mr. McClellan's qualifications to sit on the board of directors include his financial and accounting experience and expertise as well as industry knowledge and experience.
        R. Kent McGaughy, Jr.    Mr. McGaughy has served as a member of our Board since 2012. Since 2003, Mr. McGaughy has served as a Managing Director at CPMG, Inc. where he is a founding stockholder. Prior to joining CPMG's predecessor, Cardinal Investment Company, in 1997, Mr. McGaughy worked in investment banking at Simmons & Company International. Mr. McGaughy is a member of the board of directors of one publicly listed company, Reata Pharmaceuticals Inc. (NASDAQ: RETA) and is a member of the board of directors of several private companies, including Inception Holdings, Cuda Pharmaceuticals, Assure Disability and Encino Energy. He

formerly served as a Director of Mandiant Corporation. He holds a B.A. from The University of Texas (Plan II Honors, Summa Cum Laude and is a member of Phi Beta Kappa) and an M.B.A. from Harvard Business School. We believe Mr. McGaughy's qualifications to serve on the board of directors include his extensive leadership and executive experience in the financial services industry and his financial expertise.
        Bruce Robertson, Ph.D.    Dr. Robertson has served as a member of our Board since 2007. Since 2005, Dr. Robertson has served as Managing Director of H.I.G. Capital, LLC, a global private equity and investment firm. From 2003 to 2005, Dr. Robertson served as Managing Director at Toucan Capital, an early-stage venture capital fund focusing on life science investments. Dr. Robertson holds a B.S.E. in Chemical Engineering and B.A. in Mathematics from the University of Pennsylvania, an M.B.A. from Harvard Business School, and a Ph.D. in Chemical Engineering from the University of Delaware. We believe Dr. Robertson's qualifications to serve on the board of directors include his medical and research backgrounds and his extensive experience in venture capital and the medical technologies industry.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

PROPOSAL 2

TO APPROVE THE ADOPTION OF OUR 2017 EQUITY INCENTIVE PLAN AND AUTHORIZE 1,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER
Summary of the Proposal
At the Annual Meeting, we will request that our stockholders approve the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan (the “2017 Plan”). The 2017 Plan was approved by our Board on April 3, 2017, subject to approval by our stockholders. If approved, the 2017 Plan will replace the Apollo Endosurgery, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) and the Lpath Amended and Restated 2005 Equity Incentive Plan (the “Lpath Plan”).
Approval of the 2017 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board. The 2017 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.
Requested Shares
Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2017 Plan will not exceed 1,000,000 shares. In addition, the aggregate number of shares of our common stock that may be issued under the 2017 Plan (the “Share Reserve”), will automatically increase on January 1st of each year, for a period of up to ten years, commencing on January 1, 2018 and ending on (and including) January 1, 2027, in an amount equal to 4% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year. Based on historic grant practices, our Board has estimated that such aggregate number of shares should be sufficient to cover awards for at least the next three years.
Key Plan Features
The 2017 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•	No single trigger accelerated vesting upon change in control. The 2017 Plan does not provide for automatic vesting of awards upon a change in control.

•
Awards subject to forfeiture/clawback. Awards granted under the 2017 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•
Repricing is not allowed. The 2017 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the 2017 Plan without prior stockholder approval.

•
No liberal change in control definition. The change in control definition in the 2017 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2017 Plan to be triggered.

•
No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2017 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•
Administration by independent committee. The 2017 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the NASDAQ listing standards. In addition, all of the members of our Compensation Committee, which has been delegated certain authorities with respect to awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, are “outside directors” within the meaning of Section 162(m) of the Code.

•
Material amendments require stockholder approval. Consistent with NASDAQ rules, the 2017 Plan requires stockholder approval of any material revisions to the 2017 Plan. In addition, certain other amendments to the 2017 Plan require stockholder approval.

•
Limit on non-employee director aggregate compensation. The maximum aggregate value of all compensation granted or paid, as applicable, to any of our non-employee directors for service on our Board with respect to any period commencing on the date of our annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of our annual meeting of stockholders for the next subsequent year, including Awards granted under the 2017 Plan and cash fees paid by us to such non-employee director, may not exceed $400,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). The 2017 Plan also contains other annual per-participant limits on stock options, stock appreciation rights and performance-based stock and cash awards.

Performance-Based Awards
Approval of the 2017 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options, stock appreciation rights and performance-based stock and cash awards under the 2017 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1,000,000. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the following terms must be disclosed to and approved by our stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). Accordingly, we are requesting that our stockholders approve the 2017 Plan, which includes terms and conditions regarding eligibility for awards, annual per-person limits on awards and the business criteria for performance-based awards granted under the 2017 Plan (as described in the summary below).

We believe it is in our best interests and those of our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. However, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we grant compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.
Stockholder Approval
If this Proposal 2 is approved, the 2017 Plan will become effective as of the date of the Annual Meeting and no additional awards will be granted under the 2016 Plan or the Lpath Plan. All outstanding awards granted under the 2016 Plan, the Apollo Endosurgery, Inc. 2006 Stock Option Plan (the “2006 Plan”) and the Lpath Plan (collectively, the “Prior Plans”) will continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards and the terms of the Prior Plans, however, no additional awards will be issued under the Prior Plans as of the effective date of the 2017 Plan. In the event that our stockholders do not approve this Proposal 2, the 2017 Plan will not become effective and the 2016 Plan and Lpath Plan will continue to be effective in accordance with their terms.
Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2016.

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options and Rights	(B) Weighted Average Exercise Price of Outstanding Options	(C) Number of Shares Remaining Available for Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column A)
Equity Incentive Plans Approved by Stockholders	1,016,647 (1)	$2.94 (2)	20,360,164 (3)
Equity Incentive Plans Not Approved by Stockholders	—	—	—
Total	1,016,647	$2.94	20,360,164

(1)
This row includes each of the Prior Plans. In connection with the Merger, we assumed the 2006 Plan and the 2016 Plan. Of these shares, as of December 31, 2016, (i) 3,182 options were issued and outstanding with a weighted-average exercise price of $17.63 under the Lpath Plan, (ii) 988,449 options were issued and outstanding with a weighted-average exercise price of $2.91 under the 2006 Plan, and (iii) 25,016 options were issued and outstanding with a weighted-average exercise price of $3.86 under the 2016 Plan.

(2)	Represents the weighted-average exercise price of outstanding stock options.

(3)
Represents shares of common stock remaining available for future issuance under the Lpath Plan and the 2016 Plan. No shares remain available for future issuance under the 2006 Plan. The total number of shares of common stock available for future issuance under the 2016 Plan, upon its May 19, 2016 effective date, was initially no more than 21,319,756 shares, consisting of the 2006 Plan’s available reserve and Returning Shares (as defined in the 2016 Plan). As of December 31, 2016, an aggregate of 20,301,332 shares of common stock remained available for future issuance under the 2016 Plan and 58,832 shares were available for future issuance under the Lpath Plan.
Overhang
The following table provides certain additional information regarding our equity incentive program.

As of April 25, 2017 (the Record Date)
Total number of shares of common stock subject to outstanding stock options	______
Weighted-average exercise price of outstanding stock options	$ ______
Weighted-average remaining term of outstanding stock options	______
Total number of shares of common stock subject to outstanding full value awards	______
Total number of shares of common stock available for grant under the 2016 Plan	______
Total number of shares of common stock available for grant under other equity incentive plans	______

As of Record Date
Total number of shares of common stock outstanding	______
Per-share closing price of common stock as reported on NASDAQ Global Market	$ ______

Burn Rate
The following table provides detailed information regarding the activity related to our 2016 Plan for 2016. It does not include options, stock awards or restricted stock units (“RSUs”) granted under the Lpath Plan.

2016
Total number of shares of common stock subject to stock options granted	94,209 (1)
Total number of shares of common stock subject to full value awards granted	-
Total number of shares of common stock outstanding as of December 31, 2016	10,688,992
Burn Rate (2)	0.9%

(1)
This amount does not include 138,023 shares of common stock subject to performance based options which were granted in 2016 and later canceled prior to December 31, 2016 upon the Board’s determination that the performance targets were not met.

(2)	Burn Rate is number of shares subject to equity awards granted during the year/ common shares outstanding as of December 31, 2016.

Description of the 2017 Equity Incentive Plan
The material features of the 2017 Plan are described below. The following description of the 2017 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2017 Plan. Stockholders are urged to read the actual text of the 2017 Plan in its entirety, which is attached to this proxy statement as Appendix A.

Purpose
The 2017 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for our success and our affiliates’ success, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.
2016 Plan and Lpath Plan
If the 2017 Plan is approved, no additional awards will be granted under the 2016 Plan or the Lpath Plan.
Types of Awards
The terms of the 2017 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the Share Reserve will not exceed 1,000,000 shares. In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of up to ten years, commencing on January 1, 2018 and ending on (and including) January 1, 2027, in an amount equal to 4% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year. However our Board or Compensation Committee may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the automatic increase.
The following shares of our common stock will become available again for issuance under the 2017 Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares reacquired by us in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award.
Eligibility
All of our approximately 204 employees and eight non-employee directors as of April 1, 2017 (which includes employees and non-employee directors of our affiliates) are eligible to participate in the 2017 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2017 Plan only to our employees (including officers) and employees of our affiliates.
Section 162(m) Limits
Under the 2017 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted performance-based compensation during any calendar year more than: (i) a maximum of 1,000,000 shares of our common stock subject to stock options and stock appreciation rights whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant; (ii) a maximum of 1,000,000 shares of our common stock subject to performance stock awards; and (iii) a maximum of $1,000,000 subject to performance cash awards. These limits are designed to allow us to grant awards that are intended to be exempt from the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code, and will not apply to awards that the Board determines will not be treated as performance-based compensation.
Non-Employee Director Compensation Limit
Under the 2017 Plan, the maximum aggregate value of all compensation granted or paid, as applicable, to any of our non-employee directors for service on the Board with respect to any period commencing on the date of our Annual Meeting of stockholders for a particular year and ending on the day immediately prior to the date of our Annual Meeting of stockholders for the next subsequent year, including Awards granted under the 2017 Plan and cash fees paid by us to such Non-Employee Director, may not exceed $400,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).
Administration
The 2017 Plan will be administered by our Board, which may in turn delegate authority to administer the 2017 Plan to a committee. Our Board has delegated concurrent authority to administer the 2017 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board and our Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 2.
Subject to the terms of the 2017 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2017 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2017 Plan.
The Plan Administrator may also delegate to one or more of our officers with the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.
Repricing; Cancellation and Re-Grant of Stock Awards
Under the 2017 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Stock Options
Stock options may be granted under the 2017 Plan pursuant to stock option agreements. The 2017 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the 2017 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.
The term of stock options granted under the 2017 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 2 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 12 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2017 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2017 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.
Stock options granted under the 2017 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2017 Plan may be subject to different vesting schedules as the Plan Administrator may determine.
The Plan Administrator may impose limitations on the transferability of stock options granted under the 2017 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2017 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2017 Plan is 3,000,000 shares.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2017 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2017 Plan.
Restricted Stock Awards
Restricted stock awards may be granted under the 2017 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.
Restricted Stock Unit Awards
Restricted stock unit awards may be granted under the 2017 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Performance Awards
The 2017 Plan allows us to grant performance stock and cash awards, including such awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.
A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Board, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m) of the Code. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.
A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Board, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m) of the Code. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.
In granting a performance stock or cash award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our Board will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), our Board will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2017 Plan and described below. As soon as administratively practicable following the end of the performance period, our Board will certify in writing whether the performance goals have been satisfied.
Performance goals could be based on any one or more of the following performance criteria (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes and depreciation and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income, (xiii) net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue or return on operating profit; (xvii) regulatory filings; (xviii) regulatory approvals, litigation or regulatory resolution goals; (xix) other operational, regulatory or departmental objectives; (xx) budget comparisons; (xxi) growth in stockholder value relative to established indexes, or another peer group or peer group index; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) development and implementation of risk and crisis management programs; (xxv) improvement in workforce diversity; (xxvi) compliance requirements and compliance relief; (xxvii) safety goals; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance our revenue or profitability or enhance our customer base; (xxxiii) merger and acquisitions; (xxxiv) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, new and supplemental indications for existing products, and product supply); (xxxv) initiation of phases of clinical trials and/or studies by specific dates; (xxxvi) acquisition of new customers, including institutional accounts; (xxxvii) customer retention and/or repeat order rate; (xxxviii) number of institutional customer accounts (xxxix) budget management; (xl) improvements in sample and test processing times; (xli) regulatory milestones; (xlii) progress of internal research or clinical programs; (xliii) progress of partnered programs; (xliv) partner satisfaction; (xlv) milestones related to samples received and/or tests run; (xlvi) expansion of sales in additional geographies or markets; (xlvii) research progress, including the development of programs; (xlviii) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlix) timely completion of clinical trials; (l) milestones related to samples received and/or tests or panels run; (li) patient samples processed and billed; (lii) sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); (liii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); (liv) and other similar criteria consistent with the foregoing. To the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance could be selected by the Board.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Our Board (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator) is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows; provided, however, that to the extent that an award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any such adjustment may be made only if such adjustment is objectively determinable and specified in the award agreement at the time the award is granted or in such other document setting forth the performance goals for the award at the time the performance goals are established: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in our then outstanding shares of the common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body.
In addition, our Board (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator) retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2017 Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.
Clawback Policy
Awards granted under the 2017 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2017 Plan; (ii) the class and maximum number of shares by which the share reserve may increase automatically each year; (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iv) the class(es) and maximum number of securities that may be awarded to any participant pursuant to Section 162(m) limits; and (v) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.
Corporate Transaction
In the event of a corporate transaction (as defined in the 2017 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between us or one of our affiliates and the participant or in our director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award:

•
arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);

•
arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);

•
accelerate the vesting (and, if applicable, the exercisability), in whole or in part, of the stock award to a date prior to the effective time of the corporate transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction; provided, however, that the Plan Administrator may require participants to complete and deliver to us a notice of exercise before the effective date of a corporate transaction, which is contingent upon the effectiveness of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award;

•
cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, and pay such cash consideration (including no consideration) as the Plan Administrator may consider appropriate; and

•
cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount payable to holders of common stock in connection with the corporate transaction, over (B) the per share exercise price under the applicable award. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.
In the event of a corporate transaction, unless otherwise provided in the instrument evidencing a performance cash award or any other written agreement between us or one of our affiliates and the participant, or unless otherwise provided by the Plan Administrator, all performance cash awards will terminate prior to the effective time of the corporate transaction.
For purposes of the 2017 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control
Under the 2017 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2017 Plan and described below) as may be provided in the participant’s stock award agreement, in any other written agreement with us or one of our affiliates or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.
For purposes of the 2017 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.
Plan Amendments and Termination
The Plan Administrator will have the authority to amend or terminate the 2017 Plan at any time. However, except as otherwise provided in the 2017 Plan or an award agreement, no amendment or termination of the 2017 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.
We will obtain stockholder approval of any amendment to the 2017 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2017 Plan after the tenth anniversary of the date the 2017 Plan was adopted by our Board.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2017 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2017 Plan. The 2017 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The 2017 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

2017 Equity Incentive Plan
Name and position	Dollar value	Number of shares
All current executive officers as a group	__(1)	__(1)
All current directors who are not executive officers as a group	__ (2)	__ (2)
All employees, including all current officers who are not executive officers, as a group	__(1)	__(1)

(1)
Awards granted under the 2017 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2017 Plan, and our Board and Compensation Committee have not granted any awards under the 2017 Plan subject to stockholder approval of this Proposal 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2017 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for 2017 if the 2017 Plan had been in effect, are not determinable.

(2)
Awards granted under the 2017 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2017 Plan. Any non-employee director who is first elected to the Board will be granted an option to purchase a number of shares of our common stock having an option value of $55,000 on the date of his or her initial election to the Board. In addition, on the date of each annual meeting, each person who continues to serve as a non-employee member of the Board following such annual meeting will be granted a stock option to purchase a number of shares of our common stock having an option value of $55,000. Option value will be determined using the same method we use to calculate the grant-date fair value of stock options in our financial statements, except that no provision will be made for estimated forfeitures related to service-based vesting. All option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant which will equal the closing price of our common stock on the date of grant as reported on the NASDAQ Global Market. Each initial grant for a non-employee director will vest over a three year period, and each annual grant for a non-employee director will vest over a one year period, in each case subject to the director’s continuing service on our Board. Further, the shares subject to outstanding options granted under this policy and held by directors in service with us will become fully vested immediately prior to the closing of a change in control. Our Board and Compensation Committee have not approved any awards for non-employee directors that are conditioned on stockholder approval of this Proposal 2. For additional information regarding our compensation policy for non-employee directors, see “Director Compensation.”

Required Vote and Board of Directors Recommendation
Approval of this Proposal 2 requires that the proposal receive “For” votes from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes with respect to this Proposal 2. Abstentions and broker non-votes will count towards a quorum, but will have no effect on the outcome of this Proposal 2.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
TO APPROVE THE RESTATED CERTIFICATE AND RESTATED BYLAWS TO PROVIDE FOR THE ELECTION OF A CLASSIFIED BOARD

Our Board has unanimously approved and recommends that our stockholders approve the Restated Certificate in the form attached to this proxy as Appendix B and the Restated Bylaws in the form attached to this proxy as Appendix C which provide for the establishment of a classified Board structure. Our Board currently consists of nine members elected to one year terms at each annual meeting of stockholders. Mr. Nielsen notified the Board that he will not stand for re-election and his service as a director will end at the Annual Meeting. Our Board has resolved to decrease the size of our Board from nine to eight directors following the Annual Meeting. The proposed amendment divides our Board into three classes, with each class having a three year term. The specific amendments to our Certificate of Incorporation necessary to make these changes are included in the Restated Certificate attached to this proxy as Appendix B and Restated Bylaws attached to this proxy as Appendix C and each incorporated herein by reference.
Classified Board of Directors

       Delaware law provides, unless otherwise provided in our Certificate of Incorporation or Bylaws, directors are elected for a one year term at the annual meeting of stockholders.  If adopted, Proposal 3 would amend our Certificate of Incorporation and Bylaws to provide that our Board be divided into three classes of directors serving staggered three year terms. As a result, approximately one-third of the Board will be elected each year. Initially, eight directors will serve between one to three year terms. The two directors elected to Class I will serve for approximately one year.  The three directors elected to Class II will serve for approximately two years. The three directors elected to Class III will serve approximately three years.  After this transition, our directors will serve for three year terms, with one class being elected each year. Vacancies that occur during the year may be filled by the Board and such director shall hold office until the next annual meeting of stockholders.

If this Proposal 3 is approved, the Restated Certificate authorizes the Board to assign directors then in office to classes upon the filing with the Secretary of State of the State of Delaware of the Restated Certificate providing for classification of the Board. Upon the recommendation provided by our Nominating and Corporate Governance Committee, our Board currently expects that John Creecy and William D. McClellan, Jr. will be designated to serve as Class I Directors for an initial one year term, Matthew S. Crawford, R. Kent McGaughy, Jr., and Bruce Robertson, Ph.D. will be designated to serve as Class II Directors for an initial two year term, and Todd Newton, Richard J. Meelia and Rick Anderson will be designated to serve as Class III Directors for an initial three year term.

Advantages of a Classified Board of Directors

Our Board believes that a classified Board with three year terms and the election of approximately one-third of the directors each year will help to assure the continuity and stability of our long-term policies in the future, since a majority of the directors at any given time will have prior experience working with management. This enhances directors’ leadership role in supporting our long-term planning and objectives and encourages independence from management. In addition, our Board believes that the proposal will assist it in protecting the interests of our stockholders in the event of an unsolicited offer for the Company. Our Board believes that the existence of a classified Board will encourage any potential acquirer to negotiate directly with the Board, thereby giving it added leverage in such negotiations. In accordance with the Board’s fiduciary duties, transactions negotiated and approved by our Board are designed to obtain appropriate value for, and ensure the equal treatment of, all stockholders.

Disadvantages of a Classified Board of Directors

While a classified Board may have the beneficial effects discussed immediately above, it may also discourage some takeover bids, including some that a majority of the independent stockholders believe might be in their best interests to accept or where the reason for the desired change is inadequate performance of the directors or management. A classified Board of Directors, if adopted, would be applicable to every election of directors, rather than only an election occurring after a change in control of Apollo. Because of the additional time required to change control of our Board, a classified Board may also make it more difficult for a potential acquirer to obtain control of Apollo without first obtaining the approval of the incumbent Board. Currently, a change in control of our Board can be made by stockholders holding a plurality of the votes cast at a single annual meeting. If we establish a classified Board of Directors, it will take at least two annual meetings for a potential acquirer to effect a change in control of our Board, even if the potential acquirer were to acquire a majority of our outstanding common stock. A classified Board of Directors may discourage some takeover bids, perhaps including some takeover bids that would otherwise allow stockholders the opportunity to realize a premium over the market price of their stock. A classified Board may also increase the cost of attempting a takeover or change of control or removal or replacement of existing directors, which may further discourage attempted takeovers or changes of control.

If this Proposal 3 is approved, the provision establishing a classified board of directors will be effective upon the filing with the Secretary of State of the State of Delaware of the Restated Certificate, which we intend to file promptly after stockholder approval is obtained, and the Restated Bylaws will be effective immediately thereafter. Our Board may abandon the amendments and the Restated Certificate before or after adoption and approval by our stockholders at any time prior to the effectiveness of the Restated Certificate. In such an event, our Board will also abandon the Restated Bylaws.

We are not aware of any present or threatened third-party plans to gain control of Apollo, and this Proposal 3 is not being recommended in response to any such plan or threat.

This summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, Bylaws, Restated Certificate and Restated Bylaws. The Restated Certificate and Restated Bylaws are attached hereto as Appendices B and C, respectively.

Required Vote

Approval of this Proposal 3 requires that the proposal receive the affirmative vote of a majority of the shares outstanding. This proposal is considered a “non-routine” matter. As a result, abstentions and broker non-votes will count towards a quorum, but will have the effect of a vote “Against” on the outcome of this Proposal 3.

Unbundling with Other Proposals

This Proposal 3 is separate from the approval of Proposal 7 (To approve the Restated Certificate and Restated Bylaws to prohibit director removal without cause and to allow removal with cause by the vote of our stockholders of at least 66 2/3% of all then outstanding shares of our common stock). Your vote on Proposal 7 does not affect your vote on Proposal 3, but Proposal 7 is contingent on approval of Proposal 3. You can vote “For” or “Against” on any of these proposals.
This Proposal 3 is also separate from Proposals 4, 5 and 6. Your vote on Proposal 3 does not affect your vote on Proposals 4, 5 and 6 and vice versa. You can vote for or against on any of these proposals.

For the reasons stated above, our Board believes that approval of this proposal is in our best interests and the best interests of our stockholders.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4
TO APPROVE THE RESTATED CERTIFICATE AND RESTATED BYLAWS TO PERMIT STOCKHOLDER ACTION ONLY AT A DULY CALLED ANNUAL OR SPECIAL MEETING AND TO PROHIBIT STOCKHOLDER ACTION BY WRITTEN CONSENT OR ELECTRONIC TRANSMISSION

Our Board has unanimously approved and recommends that our stockholders approve the Restated Certificate and Restated Bylaws to permit stockholder action to be taken only at a duly called annual or special meeting and to eliminate action by written consent or electronic transmission of stockholders.  Our Board believes that this amendment to our Certificate of Incorporation and Bylaws is in the best interest of our stockholders in order to protect our stockholders from various takeover bids. The specific amendments to our Certificate of Incorporation and Bylaws that are necessary to make these changes are included in the Restated Certificate attached to this proxy statement as Appendix B and Restated Bylaws attached to this proxy statement as Appendix C, and each is incorporated herein by reference.

Delaware law provides that, unless otherwise provided in our Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action taken is signed by the holders of not less than the minimum number of votes that would be necessary to take such action at a meeting at which all stockholders having a right to vote thereon were present and voted.  To be effective, any written consent taken pursuant to the relevant provisions under Delaware law (§228 of the Delaware General Corporation Law) must bear the date of signature of each stockholder who signs and must be delivered to the corporation’s registered office in the State of Delaware, its principal place of business or to an officer or agent of the corporation having custody of the minute book of the corporation.  In addition, prompt notice of the taking of the corporate action without a meeting by less than the unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the annual meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation.

Our Certificate of Incorporation currently does not contain any provision restricting or regulating stockholder action by written consent.  Our current Certificate of Incorporation and Bylaws permit any action required or permitted to be taken at any annual or special meeting of stockholders to be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  This Proposal 4, if approved, would amend our Certificate of Incorporation and Bylaws to eliminate the ability of our stockholders to act by written consent or electronic transmission without a meeting, requiring all stockholder action to be taken at an annual or special meeting of stockholders.

 Advantages of Prohibiting Stockholder Action by Written Consent

Our Board believes that the approval of this Proposal 4 is in our best interests should a person or group holding a majority of our stock seek to call a special meeting of stockholders or seek stockholder action by written consent without a meeting.  By permitting action to be taken only at a duly called annual or special meeting of stockholders and eliminating action by written consent or electronic transmission of stockholders, the amendment would give all of our stockholders entitled to vote on a particular matter advance notice of and the opportunity to participate in the determination of any proposed action and the ability to take judicial or other action to protect their interests.  In addition, our Board believes that this meeting and voting proposal is desirable to avoid untimely notice of an action in a context that might not permit stockholders to have the full benefit of the knowledge, advice and participation of our management and Board.

Disadvantages of Prohibiting Stockholder Action by Written Consent

This proposal, especially in conjunction with the classified board proposal (Proposal 3), might make it more difficult to effect or might discourage a merger, tender offer, proxy contest or change in control and the removal of management, which stockholders might otherwise deem favorable.

We are not aware of any present or threatened third-party plans to gain control of Apollo, and this Proposal 4 is not being recommended in response to any such plan or threat.

If this Proposal 4 is approved, the provisions permitting stockholder action to be taken only at a duly called annual or special meeting and eliminating action by written consent or electronic transmission of stockholders will be effective upon the filing with the Secretary of State of the State of Delaware of the Restated Certificate, which we intend to file promptly after stockholder approval is obtained, and the Restated Bylaws will be effective immediately thereafter. Our Board may abandon the amendments and the Restated Certificate before or after adoption and approval by our stockholders at any time prior to the effectiveness of the Restated Certificate. In such an event, our Board will also abandon the Restated Bylaws.

This summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, Bylaws, Restated Certificate and Restated Bylaws. The Restated Certificate and Restated Bylaws are attached hereto as Appendices B and C, respectively.

Required Vote

Approval of this Proposal 4 requires the affirmative vote of at least 66 2/3% of the shares outstanding is required to approve this proposal. This proposal is considered a “non-routine” matter. As a result, abstentions and broker non-votes will count towards a quorum, but will have the effect of a vote “Against” on the outcome of this Proposal 4.

Unbundling with Other Proposals

This Proposal 4 is separate from Proposals 3, 5, 6 and 7. Your vote on Proposal 4 does not affect your vote on Proposals 3, 5, 6 and 7. You can vote “For” or “Against” on any of these proposals.

For the reasons stated above, our Board believes that approval of this proposal is in our best interests and the best interests of our stockholders.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5
TO APPROVE THE RESTATED CERTIFICATE AND RESTATED BYLAWS TO ALLOW SPECIAL MEETINGS OF STOCKHOLDERS TO BE CALLED BY (I) THE CHAIRMAN OF THE BOARD, (II) THE CHIEF EXECUTIVE OFFICER, OR (III) THE BOARD PURSUANT TO A RESOLUTION ADOPTED BY A MAJORITY OF THE TOTAL NUMBER OF AUTHORIZED DIRECTORS
Our Board unanimously approved and recommends that our stockholders approve the Restated Certificate and Restated Bylaws to add a provision allowing special meetings of our stockholders to be called by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors. This amendment, if adopted, will eliminate the provisions of our Certificate of Incorporation, and corresponding provisions of the Bylaws, allowing a special meeting of stockholders to be called upon request by the holders of the shares entitled to cast not less than 50% of the votes at the Annual Meeting. The specific amendments to our Certificate of Incorporation and Bylaws that are necessary to make these changes are included in the Restated Certificate attached to this proxy statement as Appendix B and Restated Bylaws attached to this proxy statement as Appendix C, and each is incorporated herein by reference.

Delaware Law provides that, special meetings of stockholders may be called by a board of directors or by such persons as are authorized by a corporation’s certificate of incorporation or bylaws. Our Bylaws currently provide that holders of 50% or more of our shares entitled to cast votes at a meeting can cause our Board to call a special stockholders’ meeting at any time. There are a variety of reasons why a potential acquirer would seek to compel us to hold a special meeting of stockholders. These could include the replacement of one or more members of our Board and/or amending our Certificate of Incorporation or Bylaws to make it easier for such hostile bidders to gain control of the Company. These could lead to a stockholder acquiring control of the Company without paying a control premium. Furthermore, special meetings, where stockholders can advance their own interests, can be divisive, costly, disruptive and divert management’s attention and resources from pursuing and implementing those strategic goals and objectives upon which our growth and stockholders’ value depends.

Advantages of Eliminating Stockholders’ Ability to Call Special Meetings

Our Board believes that amending the provisions of our Certificate of Incorporation and Bylaws to eliminate the ability of stockholders to call a special meeting of the stockholders is a prudent corporate governance measure to prevent an inappropriately small number of stockholders from prematurely forcing stockholder consideration of a proposal over the opposition of our Board at a special meeting before stockholders have the full benefit of the knowledge, advice and participation of our management and Board. In the event of a proposed acquisition of the Company, our Board believes that the interests of our stockholders will best be served by a transaction that results from negotiations based on careful consideration of the proposed terms. Importantly, when our Board is granted the opportunity to thoroughly analyze a proposal, our stockholders can benefit from our Board’s insight regarding, among other things, how such matter may result in unequal treatment of, or have negative impacts on, our stockholders.

Disadvantages of Eliminating Stockholders’ Ability to Call Special Meetings

     Elimination of stockholder power to call a special meeting may deter certain acquisitions of our stock and may delay, deter or impede stockholder action not approved by our Board. Such actions may include stockholder attempts to obtain control of our Board, unsolicited tender offers or other efforts to acquire control of the Company. Furthermore, the effect of this proposal may be to impede or delay, at least until the next regularly scheduled annual meeting (and, if Proposal 3, adoption of a classified Board is approved, beyond such meeting), the initiation or consummation of business transactions, such as reorganizations, mergers, or recapitalizations, which are opposed by our Board even though sought by a majority of the stockholders. Without the ability to act by written consent (if Proposal 4 is also approved) or to call a special meeting of the stockholders, a holder or group of holders controlling a majority interest of the common stock would not be able to amend our Certificate of Incorporation or Bylaws except as voted upon at an annual stockholders’ meeting where such action is duly proposed or at a special meeting of the stockholders, held to take any such action and duly called for by our Board. Our Board believes, however, that the benefits of discouraging hostile bidders and dissident stockholders seeking to further their own special interests from conducting potentially expensive and disruptive consent solicitations and special meetings of the stockholders outweigh these disadvantages.

We are not aware of any present or threatened third-party plans to gain control of Apollo, and this Proposal 5 is not being recommended in response to any such plan or threat.

If this Proposal 5 is approved, the provision allowing special meetings of the stockholders be called only upon the written request of a majority of the Board will be effective upon the filing with the Secretary of State of the State of Delaware of the Restated Certificate, which we intend to file promptly after stockholder approval is obtained, and the Restated Bylaws will be effective immediately thereafter. Our Board may abandon the amendments and the Restated Certificate before or after adoption and approval by the stockholders at any time prior to the effectiveness of the Restated Certificate. In such an event, the Board will also abandon the Restated Bylaws.

This summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, Bylaws, Restated Certificate and Restated Bylaws. The Restated Certificate and Restated Bylaws are attached hereto as Appendices B and C, respectively.

Required Vote

Approval of this Proposal 5 requires the affirmative vote of at least 66 2/3% of the shares outstanding is required to approve this proposal. This proposal is considered a “non-routine” matter. As a result, abstentions and broker non-votes will count towards a quorum, but will have the effect of a vote “Against” on the outcome of this Proposal 5.

Unbundling with Other Proposals

This Proposal 5 is separate from Proposals 3, 4, 6 and 7. Your vote on Proposal 5 does not affect your vote on Proposals 3, 4, 6 and 7 and vice versa. You can vote “For” or “Against” on any of these proposals.

For the reasons stated above, our Board believes that approval of this proposal is in our best interests and the bests interests of our stockholders.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

PROPOSAL 6
TO APPROVE THE RESTATED CERTIFICATE TO DESIGNATE THE DELAWARE CHANCERY COURT AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS

Our Board has unanimously approved and recommends that our stockholders approve the Restated Certificate to add a new Article XI designating the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for specified legal actions unless otherwise consented to by us. This designation of the Court of Chancery would apply to (1) any derivative action or proceeding brought by our stockholders on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (4) any action asserting a claim governed by the internal affairs doctrine. The specific amendments to our Certificate of Incorporation that are necessary to make these changes are included in the Restated Certificate attached to this proxy statement as Appendix B and incorporated herein by reference.

Plaintiffs seeking to bring claims against us for matters to which the proposed amendment relates could use our diverse operations to bring duplicative suits in multiple jurisdictions or to choose a forum state that may not apply Delaware law, our state of incorporation, to our internal affairs in the same manner as the Court of Chancery of the State of Delaware would be expected to do so. The proposed amendment is intended to avoid subjecting us to multiple lawsuits in multiple jurisdictions on the same matter. While an exclusive forum provision may limit a stockholder's ability to bring a claim in a judicial forum that the stockholder finds favorable for disputes within the scope described above, and may discourage stockholder lawsuits with respect to such claims, our Board believes that the ability to require such actions to be brought in a single forum provides numerous benefits to the us and our stockholders.

Specifically, we and our stockholders benefit from having disputes resolved by the Delaware Court of Chancery, which is widely regarded as the preeminent court for the determination of disputes involving a corporation's internal affairs in terms of precedent, experience and focus. The Delaware Chancery Court has experienced jurists who have a deep understanding of Delaware corporate law and the duties of directors and officers. Delaware's well-developed body of case law provides stockholders with more certainty about the outcome of intra-corporate disputes. By ensuring that intra-corporate disputes are heard in a Delaware court, we and our stockholders may avoid costly and duplicative litigation, the risk that Delaware law would be misapplied by a court in another jurisdiction and the risk of inconsistent outcomes when two similar cases proceed in different courts. Lastly, Delaware offers a system of specialized Chancery Courts to deal with corporate law questions, with streamlined procedures and processes that help provide relatively quick decisions. This accelerated schedule can limit the time, cost and uncertainty of protracted litigation for all parties.

For these reasons, our Board believes that providing for Delaware as the exclusive forum for the types of disputes described above is in our best interests and those of our stockholders. At the same time, the proposed amendment still gives us the flexibility to consent to an alternative forum on a case-by-case basis where we determine that our interests and those of our stockholders are best served by permitting a dispute to proceed in a forum other than Delaware.

It is important to note that this action by our Board is not being taken in reaction to any specific litigation; rather, it is being taken to prevent potential future harm to us and our stockholders. Our Board is aware that certain proxy advisors, and even some institutional holders, take the view that they will not support an exclusive forum provision until a corporation requesting it can show it already has suffered material harm as a result of multiple stockholder suits filed in different jurisdictions regarding the same matter. We have not incurred such material harm. Nonetheless, our Board believes that it is prudent and in the best interest of stockholders to take this preventive measure, and that the vast majority of our stockholders would appreciate the certainty and predictability of litigating in Delaware Chancery Court. Our Board also believes that it is more prudent to take preventive measures before we and the interests of almost all of our stockholders are harmed by the increasing practice of the plaintiffs’ bar to file selectively their claims in favorable jurisdictions, rather than wait to incur the litigation and related costs of attempting to have the cases consolidated, or risk that foreign jurisdictions may misapply Delaware law to our detriment and the detriment of our stockholders.

Furthermore, we maintain strong corporate governance practices, including an independent board (other than the CEO director), a majority vote standard for directors in uncontested elections, the absence of a “poison pill” and a comprehensive risk management program. Additionally, a similar provision is already included in our Bylaws and will be included in the Restated Bylaws; however, our Board's decision to seek stockholder approval for inclusion of this exclusive forum provision in our Restated Certificate was influenced by the desire to seek feedback from our stockholders on this exclusive forum selection provision.

Although exclusive forum provisions such as the one we are proposing are becoming increasingly common, and we know of no reason a court in another state would not be willing to enforce its terms, no assurance can be given that all courts outside of Delaware will enforce the terms of the amendment and transfer any covered proceeding to the Delaware courts.

If this Proposal 6 is approved, the exclusive forum provision will be effective upon the filing with the Secretary of State of the State of Delaware of the Restated Certificate, which we intend to file promptly after stockholder approval is obtained. Our Board may abandon the amendments and the Restated Certificate before or after adoption and approval by the stockholders at any time prior to the effectiveness of the Restated Certificate.

This summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and Restated Certificate. The Restated Certificate is attached hereto as Appendix B.

Required Vote

Approval of this Proposal 6 requires the affirmative vote of a majority of the shares outstanding is required to approve this proposal. This proposal is considered a “non-routine” matter. As a result, abstentions and broker non-votes will count towards a quorum, but will have the effect of a vote “Against” on the outcome of this Proposal 6.

Unbundling with Other Proposals

This Proposal 6 is separate from Proposals 3, 4, 5 and 7. Your vote on Proposal 6 does not affect your vote on Proposals 3, 4, 5 and 7 and vice versa. You can vote “For” or “Against” on any of these proposals.

For the reasons stated above, our Board believes that approval of this proposal is in our best interests and those of our stockholders.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 6.

PROPOSAL 7
TO APPROVE THE RESTATED CERTIFICATE AND RESTATED BYLAWS TO PROHIBIT DIRECTOR REMOVAL WITHOUT CAUSE AND TO ALLOW REMOVAL WITH CAUSE BY THE VOTE OF THE STOCKHOLDERS OF AT LEAST 66 2/3% OF ALL THEN OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY

Our Board has unanimously approved and recommends that our stockholders approve the Restated Certificate and Restated Bylaws to provide for the addition of provisions regarding director removal. The proposed provisions prohibit director removal without cause and allow removal with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of our common stock entitled to vote generally at an election of directors.  The specific amendments to our Certificate of Incorporation and Bylaws that are necessary to make these changes are included in the Restated Certificate attached to this proxy statement as Appendix B and Restated Bylaws attached to this proxy statement as Appendix C, and each is incorporated herein by reference.
Delaware law provides that, when a board of directors is classified, stockholders may only remove directors for cause unless our Certificate of Incorporation provides otherwise. In Proposal 3, we seek to establish a classified board of directors. Accordingly, this proposal partially seeks to align our Restated Certificate with Delaware law. In addition, the Restated Certificate provides that our stockholders can remove directors with cause by the vote of at least 66 2/3% of the voting power of all our then outstanding shares of all our common stock entitled to vote generally at an election of directors.
Advantages of Director Removal Provisions

Our Board believes that a classified Board where stockholders can remove directors with cause by the vote of at least 66 2/3% of the voting power of then-outstanding shares of common stock will help to assure continuity and enhances directors’ leadership role in supporting our long-term planning and objectives and encourages independence from management. In addition, our Board believes that this proposal will assist it in protecting the interests of our stockholders in the event of an unsolicited offer for the Company because it will be difficult to remove directors. Additionally, requiring a two-thirds vote by stockholders protects against self-interested action by large stockholders by requiring broad stockholder support for director changes.

Disadvantages of Director Removal Provisions

While the proposed removal provisions may have the beneficial effects discussed immediately above, it may also discourage some takeover bids, including some that a majority of the independent stockholders believe might be in their best interests to accept or where the reason for the desired change is inadequate performance of our directors. In addition, some commentators argue that two-thirds stockholder voting requirements could limit a board’s accountability to stockholders or stockholder participation in a company’s corporate governance. Requiring a two-thirds vote for director removal by stockholders for cause could also lead to the entrenchment of management because it will be more difficult to remove directors.

We are not aware of any present or threatened third-party plans to gain control of Apollo, and this Proposal 7 is not being recommended in response to any such plan or threat.

If this Proposal 7 is approved, the provisions regarding removal of directors by stockholders will be effective upon the filing with the Secretary of State of the State of Delaware of the Restated Certificate, which we intend to file promptly after stockholder approval is obtained, and the Restated Bylaws will be effective immediately thereafter. Our Board may abandon the amendments and the Restated Certificate before or after adoption and approval by the stockholders at any time prior to the effectiveness of the Restated Certificate. In such an event, our Board will also abandon the Restated Bylaws.

This summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, Bylaws, Restated Certificate and Restated Bylaws. The Restated Certificate and Restated Bylaws are attached hereto as Appendices B and C, respectively.

Required Vote

Approval of this Proposal 7 requires the affirmative vote of at least 66 2/3% of the shares outstanding is required to approve this proposal. This proposal is considered a “non-routine” matter. As a result, abstentions and broker non-votes will count towards a quorum, but will have the effect of a vote “Against” on the outcome of this Proposal 7.

Unbundling with Other Proposals

This Proposal 7 is separate, but contingent on the approval of, Proposal 3 (the Restated Certificate to Provide for a Classified Board of Directors). Your vote on Proposal 3 does not affect your vote on Proposal 7, but Proposal 7 is contingent on approval of Proposal 3. You can vote “For” or “Against” on any of these proposals.

This Proposal 7 is also separate from Proposals 4, 5 and 6. Your vote on Proposal 7 does not affect your vote on Proposals 4, 5 and 6 and vice versa. You can vote for or against on any of these proposals.

For the reasons stated above, our Board believes that approval of this proposal is in our best interests and those of our stockholders.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 7.

PROPOSAL 8

TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

 At the 2013 annual meeting of stockholders, the stockholders indicated their preference that Lpath solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Lpath Board adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our stockholders’ interests and effective in achieving the overall objectives of our compensation program. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, our Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, our Board and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this Proposal 8 requires that the proposal receive “For” votes from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes with respect to this Proposal 8. Abstentions and broker non-votes will count towards a quorum, but will have no effect on the outcome of this Proposal 8.
In Proposal 9, stockholders are requested to indicate their preferred voting frequency with respect to soliciting advisory votes on the compensation of our named executive officers. Our Board has recommended that the stockholders approve a frequency of soliciting an advisory vote on the compensation of our named executive officers every three years. Accordingly, if our Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executive officers pursuant to its recommendation included in Proposal 9, the next scheduled say-on-pay vote will be at the 2020 Annual Meeting of stockholders. If our Board does not modify this policy, the next scheduled say-on-pay vote will be at the 2018 Annual Meeting of stockholders.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 8.

PROPOSAL 9
TO INDICATE, ON AN ADVISORY BASIS, THE PREFERRED FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act also enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Currently, consistent with the preference expressed by the stockholders at Lpath’s 2013 annual meeting of stockholders, our current policy is to solicit a non-binding advisory vote on the compensation of the named executive officers every year. As this is the first annual meeting of stockholders following the Merger, we are asking our stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. After considering the benefits and consequences of each alternative, our Board recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders once every three years.
We value the opinion of our stockholders and welcome communication regarding our executive compensation policies and practices. After taking into account various considerations described below, we believe that a triennial vote will provide stockholders with the ability to express their views on our executive compensation policies and practices while providing us with an appropriate amount of time to consult with our stockholders and to consider their input.

•
an annual vote could encourage a short-term approach to our compensation plans, based on short-term business or market conditions. We strive to encourage a long-term focus among our executives by, for example, making equity awards that vest over long periods (three to five years) and paying bonuses based on year over year revenue growth. We believe that a vote on our compensation by our stockholders every three years will encourage stockholders to take the same long-term approach to our compensation programs taken by our executives and our Compensation Committee;

•
long-term incentives should be a significant component of executive compensation, particularly because the medical device industry, which often depends upon the lengthy FDA approval process and continuous, ongoing regulatory evaluations may require a long time horizon before we realize a tangible financial benefit upon which executive performance can be evaluated for compensation purposes; and

•
a three year advisory vote cycle gives our Board sufficient time to thoughtfully consider the results of the advisory vote regarding named executive officers’ compensation and to implement any desired changes to our named executive officers’ compensation policies and procedures.

Accordingly, our Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this proposal. While our Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our named executive officer compensation practices should be held every year, every other year or every three years. The alternative among one year, two years or three years that receives “For” votes from holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes with respect to this Proposal 9 will be named to be the frequency preferred by the stockholders. Abstentions and broker non-votes will count towards a quorum, but will have no effect on the outcome of this Proposal 9.

Our Board and Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, our Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on our Board, our Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of us or our Board.
THE BOARD RECOMMENDS
A VOTE IN FAVOR OF “THREE YEARS” ON PROPOSAL 9.

PROPOSAL 10

TO RATIFY THE SELECTION BY OUR AUDIT COMMITTEE OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017
Our Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017 and has further directed that management submit the selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP served as the independent registered public accounting firm of Private Apollo and has audited the Private Apollo’s financial statements beginning with the year ended December 31, 2014. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and those of our stockholders.
“For” votes from holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes is required to ratify the selection of KPMG LLP. Abstentions and broker non-votes will count towards a quorum, but will have no effect on the outcome of this Proposal 10.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the years ended December 31, 2015 and 2016, by KPMG LLP, our principal accountant.

	Year Ended December 31,
	2016	2015
	(in thousands)
Audit Fees	$1,223	$158
Audit-related Fees	-	-
Tax Fees (1)	42	15
All Other Fees (2)	3
Total Fees	$1,268	$174

(1)	Tax fees consist of fees for tax consultation and compliance services.

(2)	All other fees consisted of fees for products and services other than those included above, including corporate services prior to the Company becoming SEC registered.
All fees described above were pre-approved by the Audit Committee.

During the year ended December 31, 2016, 5.54% of the total hours expended on our financial audit by KPMG LLP were provided by persons other than KPMG LLP’s full-time permanent employees.
Effective November 2014, Private Apollo engaged KPMG LLP as its independent registered public accounting firm. During the years ended December 31, 2014 and 2015, and the subsequent interim period through December 29, 2016, we did not, nor did anyone on our behalf, consult with KPMG LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered in reaching a decision as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Regulation S-K 304(a)(1)(iv) and the related instructions to Regulation S-K 304, or a reportable event, as that term is defined in Regulation S-K 304(a)(1)(v).

In April 2017, our Audit Committee approved the engagement of KPMG LLP as our independent registered public accounting firm and ratified all actions taken and services provided to date by KPMG LLP as our independent registered public accounting firm. During the years ended December 31, 2014 and 2015, and the subsequent interim period through December 29, 2016, we did not, nor did anyone on our behalf, consult with KPMG LLP, we did not, nor did anyone on our behalf, consult with KPMG LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that KPMG LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
We furnished the foregoing disclosure to KPMG LLP.
Moss Adams LLP
The following table presents the fees for professional services billed by Moss Adams LLP, Lpath’s independent registered public accounting firm, for services rendered for the years ended December 31, 2015 and 2016, respectively:

	Year Ended December 31,
	2016	2015
	(in thousands)
Audit Fees (1)	$118	$122
Audit-related Fees (2)	54	35
Tax Fees (3)	9	9
All Other Fees	-	-
Total Fees	$181	$166

(1)
For the years ended December 31, 2016 and 2015, the aggregate audit fees billed by Moss Adams were for professional services rendered for audits and quarterly reviews of our consolidated financial statements.

(2)
For the years ended December 31, 2016 and 2015, audit-related fees billed by Moss Adams pertained to services rendered in connection with procedures required for filings with the SEC in conjunction with financing transactions and the Merger. In addition, for the year ended December 31, 2015, fees billed by

Moss Adams pertained to the audit of our Schedule of Expenditures for the National Institutes of Health Research and Development Program.

(3)	For the years ended December 31, 2016 and 2015, fees billed by Moss Adams related to tax return preparation and tax consultation and compliance services.
Moss Adams LLP served as the independent registered public accounting firm for the audit of the Lpath financial statements for the years ended December 31, 2014 and 2015 through the closing of the Merger. On January 18, 2017, following the closing of the Merger, our Audit Committee approved the resignation by Moss Adams LLP.

The report of Moss Adams LLP on the consolidated financial statements of Lpath for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph relating to Lpath’s ability to continue as a going concern. During the years ended December 31, 2015 and 2014, and the subsequent interim period through January 17, 2017 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Moss Adams LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Moss Adams LLP would have caused Moss Adams LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K). A letter from Moss Adams LLP to the SEC stating its agreement with the statements in this paragraph was filed as an exhibit to our Current Report on Form 8-K dated January 20, 2017.
We furnished the foregoing disclosure to Moss Adams LLP.

Pre-Approval Policies and Procedures
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, KPMG LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Our Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.
Fees incurred by Lpath with respect to the auditing and non-auditing services of Moss Adams LLP rendered prior to the closing of the Merger were required to be pre-approved by the Lpath Audit Committee. Fees incurred by Private Apollo with respect to services of KPMG LLP prior to the Merger were pre-approved by Private Apollo’s Audit Committee. Fees we incurred with respect to the services of Moss Adams LLP and KPMG LLP subsequent to the closing of the Merger were pre-approved by our Audit Committee.
THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 10.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under The NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our Board has affirmatively determined that all of the director nominees with the exception of Todd Newton, our Chief Executive Officer, are independent directors within the meaning of the applicable NASDAQ listing standards. In making this determination, our Board found that none of these directors or nominees for director had a material or other disqualifying relationship with Apollo.
Our Board considered the relationships between such directors and certain of our investors and determined that such relationships did not affect such directors' independence under NASDAQ listing standards, or, where applicable, under SEC rules.
Board Leadership Structure
Our Board has an independent Chairman, Mr. Meelia, who has authority, among other things, to preside over Board meetings, including meetings of stockholders, and shall have such powers and duties as may from time to time be assigned by the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in our best interests and those of our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of our Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with certain legal and regulatory requirements and oversees the performance of the internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation. Each committee charged with risk oversight reports to the Board on matters.

Meetings of the Board of Directors
Our Board met eight times during 2016. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, except Mr. Ferrel who attended 50% of the Lpath Audit Committee meetings, held during the portion of the year for which he was a director or committee member.

As required under applicable NASDAQ listing standards, in 2016, our independent directors met eight times in regularly scheduled executive sessions at which only independent directors were present. Mr. Meelia, the Chairman of the Board presides over the executive sessions.

Information Regarding Committees of the Board of Directors
Our Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to Apollo.
Private Apollo and Apollo

The following table provides our current committee membership and meeting information for Private Apollo during 2016 and Apollo following the Merger. Upon closing of the Merger on December 29, 2016, Messrs. Newton, Meelia, Anderson, Crawford, Creecy, McClellan, McGaughy, and Nielsen, and Dr. Robertson were each appointed to the Board and to the same committees they served on for Private Apollo immediately prior to the Merger.

Name	Audit	Compensation	Nominating and Corporate Governance (2)
Todd Newton	-	-	-
Richard J. Meelia	X	-	X*
Rick Anderson	-	-	X
Matthew S. Crawford	-	X	-
John Creecy	-	-	X
William D. McClellan, Jr.	X*	-	-
R. Kent McGaughy, Jr.	X	-	-
Jack Nielsen (1)	-	X*	-
Bruce Robertson, Ph.D.	-	X	-
Total meetings in 2016	6	3	0

* Committee Chairman

(1)
Mr. Nielsen notified the Board that he will not stand for re-election and his service as a director will end at the Annual Meeting. Assuming Mr. is re-elected at the Annual Meeting pursuant to Proposal 1 herein, the Nominating and Corporate Governance Committee has recommended that the Board appoint Mr. as Chairman of the Compensation Committee effective immediately following the Annual Meeting.

(2) Private Apollo did not have a Nominating and Corporate Governance Committee prior to the Merger.
Lpath
The following table provides membership and meeting information from January 1, 2016 to December 29, 2016 for each Lpath Board committee. Messrs. Petree, Ferrel, Kisner, Mathews and Swortwood each resigned as a member of the Board effective as of the closing of the Merger on December 29, 2016.

Name	Audit	Compensation	Nominating and Corporate Governance
Jeffrey Ferrell	X	X	-
Daniel Kisner	-	X*	-
Charles Matthews	X*	X	X*
Daniel Petree	X	X	X
Donald Swortwood	-	X	X
Total meetings in 2016	4	1	1
* Committee Chairman

Audit Committee
The Audit Committee was established by our Board in accordance with Section 3(a) (58) (A) of the of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee's responsibilities include, among other things

•	appointing our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accountants;

•	reviewing and approving the audit and non-audit services to be performed by the independent registered public accountants;

•	Reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

•	conferring with management and the independent registered public accountants regarding the effectiveness of internal control over financial reporting;

•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing and approving transactions between Apollo and any related persons; and

•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The Audit Committee is comprised of three directors: Messrs. McClellan, Meelia, and McGaughy. Our Board has adopted a written Audit Committee charter that is available to stockholders in the corporate governance section of our website at www.apolloendo.com.
Our Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). Our Board has determined that Messrs. McClellan, Meelia, and McGaughy satisfy the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the SEC and NASDAQ listing standards, as applicable.

Our Board has also determined that Mr. McClellan qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board made a qualitative assessment of Mr. McClellan’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies. In addition to our Audit Committee, Mr. McClellan also serves on the Audit Committees of Reata Pharmaceuticals, Inc. Our Board has determined that this simultaneous service does not impair Mr. McClellan’s ability to effectively serve on our Audit Committee.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2016 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016.

Mr. William D. McClellan, Jr.
Mr. Richard Meelia
Mr. R. Kent McGaughy, Jr.
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is currently comprised of three directors: Messrs. Nielsen and Crawford and Dr. Robertson. Mr. Nielsen notified the Board that he will not stand for re-election and his service as a director will end at the Annual Meeting. He will continue to serve as Chairman of the Compensation Committee until the Annual Meeting. Assuming Mr. is re-elected at the Annual Meeting pursuant to Proposal 1 herein, the Nominating and Corporate Governance Committee has recommended that the Board appoint Mr. as Chairman of the Compensation Committee effective immediately following the Annual Meeting. The Board currently expects that Mr. will be appointed as Chairman of the Compensation Committee. Each of Messrs. Nielsen, Crawford and Dr. Robertson are independent (as independence is currently defined in Rule 5605

(d)(2) of the NASDAQ listing standards). Our Board has adopted a written Compensation Committee charter that is available to stockholders in the corporate governance section of our website at www.apolloendo.com.
The Compensation Committee of the Board acts on behalf of the Board to review, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:

•
establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•
review and recommend to the Board for approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers and directors; and

•	administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.
Each year, our Compensation Committee reviews with management our executive compensation tables and accompanying narrative disclosure and considers whether to recommend that it be included in proxy statements and other filings.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the CEO and the Vice President of Human Resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising our Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past year, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, Private Apollo’s Compensation Committee engaged Compensia, Inc. as compensation consultants. Compensia was selected because it is a well-known and respected national compensation consulting firm that commonly provides information, recommendations and other executive compensation advice to compensation committees and management. Private Apollo requested that Compensia conduct a review of its compensation structure and policies and assist in designing and implementing an executive compensation structure program for a newly public company. Following the completion of the Merger, Compensia ultimately developed recommendations that were presented to the Compensation Committee and ultimately, the Board for consideration. The Compensation Committee requested that Compensia:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of our Board (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting candidates for election to our Board, making recommendations to our Board regarding the membership of the committees of the Board, assessing the performance of management and our Board.
The Nominating and Corporate Governance Committee is comprised of three directors: Messrs. Meelia, Anderson and Creecy. All members of our Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). Our Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders in the corporate governance section of our website at www.apolloendo.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Our Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, our Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given our current needs and the needs of our Board, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.
Stockholder Communications with the Board of Directors
The Board desires that the views of our stockholders be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any committee of the Board, the independent directors as a group or any individual director may send communications directly to us at Apollo Endosurgery, Inc. 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.
Code of Ethics
In February 2017, we adopted the Amended and Restated Code of Business Conduct and Ethics that applies to all officers, directors, employees and agents. The Amended and Restated Code of Business Conduct and Ethics is available in the corporate governance section of our website at www.apolloendo.com. If we make any substantive amendments to the Amended and Restated Code of Business Conduct and Ethics or grant any waiver from a provision of the Amended and Restated Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 1, 2017 (except as noted) by:

•	each stockholder known by us to be beneficial owners of more than 5% of outstanding common stock;

•	each nominee for director;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.
        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our common stock that may be acquired by an individual or group within 60 days of March 1, 2017, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percentage of Total (1)
5% Stockholders
PTV Healthcare Capital (2)	4,152,463	38.8%
H.I.G. Ventures – Endosurgery, LLC (3)	1,451,185	13.6
Novo A/S (4)	1,456,972	13.6
Remeditex Ventures, LLC (5)	1,309,392	12.2
CPMG, Inc. (6)	817,804	7.6
Directors and Executive Officers
Todd Newton (7)	208,486	1.9
Dennis L. McWilliams (8)	216,787	2.0
Charles Tribié (9)	44,890	*
Stefanie Cavanaugh (10)	22,335	*
Bret Schwartzhoff (11)	13,420	*
Christopher J. Gostout, M.D. (12)	8,261	*
Rick Anderson (2)	4,152,463	38.8
Matthew S. Crawford (2)	4,152,463	38.8
John W. Creecy (5)	1,309,392	12.2
William D. McClellan, Jr. (13)	1,078	*
R. Kent McGaughy, Jr. (6)	817,804	7.6
Richard J. Meelia (14)	31,975	*
Bruce Robertson, Ph.D. (3)	1,451,185	13.6
Gary Atkinson (15)	1,195	*
Gary Woodnutt (16)	1,453	*
All current executive officers and directors as a group (13 persons) (17)	8,234,060	74.2%
* Represents less than 1% of outstanding shares of our common stock.

(1)	Percentages are based on 10,695,711 shares of our common stock outstanding as of March 1, 2017.

(2)
Includes (i) 1,347,565 shares of common stock held by PTV IV, L.P., (ii) 605,712 shares of common stock held by PTV Special Opportunities I, L.P. and (iii) 2,199,186 shares of common stock held by PTV Sciences II, L.P. PTV Healthcare Capital has sole voting and investment control over the shares owned by PTV IV, L.P., PTV Special Opportunities I, L.P., and PTV Sciences II, L.P. The Managing Directors of PTV Healthcare Capital have shared voting and investment control over the shares owned by PTV IV, L.P., PTV Special Opportunities I, L.P., and PTV Sciences II, L.P. Messrs. Anderson and Crawford are Managing Director and Managing Partner, respectively of PTV Healthcare Capital and may be deemed to share voting and investment power with respect to the shares reported herein. The address of PTV Healthcare Capital is 3600 N. Capital of Texas Hwy, Suite B180, Austin, TX 78746.

(3)	H.I.G. Capital, LLC has sole voting and investment control over the shares owned by H.I.G. Ventures-Endosurgery, LLC. Bruce Robertson, Ph.D. is a managing director of H.I.G. Capital, LLC and may be deemed to share voting and investment power with respect to the shares reported herein. The address of H.I.G. Ventures is 1450 Brickell Avenue, 31st Floor, Miami, FL 33131.

(4)
Novo A/S has sole voting and investment control over the shares owned by Novo A/S. Novo A/S is a Danish limited liability company. The board of directors of Novo A/S (the "Novo Board"), which is currently comprised of Sten Scheibye, Göran Ando, Jeppe Christiansen, Steen Riisgaard and Per Wold-Olsen, has shared investment and voting control over the securities of Apollo held by Novo A/S and may exercise such control only with the support of a majority of the Novo Board. As such, no individual member of the Novo Board or any employee of Novo A/S is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares reported herein. The address of Novo A/S is Tuborg Havnevej 19, DK-2900 Hellerup, Denmark.

(5)
John W. Creecy is Chief Executive Officer and Director of Remeditex Ventures, LLC and may be deemed to share voting and investment power with respect to the shares reported herein. The address of Remeditex Ventures is 2727 N. Harwood Street, Suite 200, Dallas, TX 75201.

(6)
Includes (i) 213,033 shares of common stock held by Curlew Fund, LP; (ii) 36,608 shares of common stock held by Crested Crane Fund, LP; (iii) 195,330 shares of common stock held by Roadrunner Fund, LP; (iv) 321,710 shares of common stock held by Mallard Fund, LP; and (v) 51,123 shares of common stock held by Kestrel Fund, LP. (collectively, the "CPMG Entities") CPMG, Inc. has sole voting and investment control over the shares owned by the CPMG Entities. R. Kent McGaughy, Jr. is a Managing Director at CPMG, Inc. and may be deemed to share voting and investment power with respect to the shares reported herein. The address of CPMG, Inc. is 2000 McKinney, Suite 2125, Dallas, TX 75201.

(7)	Consists of (i) 28,645 shares held and (ii) 179,841 issuable to Mr. Newton pursuant to stock options exercisable within 60 days of March 1, 2017.

(8)	Consists of (i) 33,647 shares held and (ii) 183,140 issuable to Mr. McWilliams pursuant to stock options exercisable within 60 days of March 1, 2017.

(9)	Consists of 44,890 issuable to Mr. Tribié pursuant to stock options exercisable within 60 days of March 1, 2017.

(10)	Consists of (i) 2,864 shares held and (ii) 19,471 shares issuable to Ms. Cavanaugh pursuant to stock options exercisable within 60 days of March 1, 2017.

(11)	Consists of 13,420 shares issuable to Mr. Schwartzhoff pursuant to stock options exercisable within 60 days of March 1, 2017.

(12)	Consists of (i) 4,811 shares held and (ii) 3,450 shares issuable to Dr. Gostout pursuant to stock options exercisable within 60 days of March 1, 2017.

(13)	Consists of 1,078 shares issuable to Mr. McClellan pursuant to stock options exercisable within 60 days of March 1, 2017.

(14)
Includes (i) 17,501 shares of common stock held by Meelia Ventures, LLC, an entity in which Mr. Meelia has a controlling interest and (ii) 14,474 shares issuable to Mr. Meelia pursuant to stock options exercisable within 60 days of March 1, 2017.

(15)	Consists of (i) 464 shares held and (ii) 731 shares issuable to Mr. Atkinson pursuant to stock options exercisable within 60 days of March 1, 2017, which expired without exercise on March 31, 2017.

(16)	Consists of (i) 844 shares held and (ii) 609 shares issuable to Dr. Woodnutt pursuant to stock options exercisable within 60 days of March 1, 2017, which expired without exercise on March 31, 2017.

(17)
Includes only current directors and executive officers serving in such capacity as of March 1, 2017. Mr. Atkinson and Dr. Woodnutt resigned on December 29, 2016 in connection with the Merger. For purposes of determining the number of shares beneficially owned by directors and executive officers as a group, any shares beneficially owned by more than one director or executive officer are counted only once.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION
Apollo Executive Compensation
        Our Compensation Committee evaluates the compensation of executive officers and makes recommendations regarding executive compensation to our Board for final approval. This evaluation may also be conducted by the full Board.
        The major elements of our compensation program include:

•	base salary;

•	annual cash bonus incentive opportunities (target bonus) tied mostly to our performance;

•	long-term equity based incentive awards, which includes time-vesting or performance-vesting options;

•	retirement benefits through a qualified defined contribution scheme (such as a 401(k) plan in the U.S.); and

•	other benefit programs generally available to all U.S. and non-U.S. employees which are customary and appropriate for the country in which the employee is operating.
The Board and our Compensation Committee believes that these elements when combined are effective in achieving the overall objectives of our compensation program.
        We provide base salary based on the executive officers' individual responsibilities and performance. Each named executive officer is generally eligible for annual cash bonuses. The majority of this annual cash bonus is based on our achievement of corporate financial and operational goals for the year. In addition, a lesser percentage of the annual cash bonus is based on individual responsibilities and performance. Long-term incentives in either the form of time-vesting stock options or performance-vesting stock options serve to attract and retain key executives and align the longer-term interest of our executive officers and stockholders. Long-term incentives are discretionary.

	Description	Performance/ Job Considerations	Primary Objectives
Base Salary	Fixed cash amount	Increases based upon individual performance against goals, objectives and job criteria such as executive qualifications, responsibilities, role criticality, potential and market value.	Recruit qualified executives or personnel. Retention of personnel.
Annual Cash Incentive Opportunity	Short-term incentive, annual bonus plan (non-sales)	Amount of actual payment based on achievement of annual corporate financial goals, key strategic and operating objectives and—to a lesser extent—individual performance.	Promote achievement of short-term financial goals and strategic and operating objectives.
Sales Commissions	Short-term sales incentive, annual bonus plan (sales)	Amount of actual payment based on achievement of annual regional sales goals and potentially other key sales operation goals (pricing, customer segment development, product emphasis, etc.).	Promote achievement of short-term financial goals and strategic and operating objectives.
Long-Term Equity Incentive Awards	Time-vesting or Performance-vesting options	Existence and size of equity awards is based upon the job position, individual performance and future contribution	Align the interests of executives and key employees with interest of stockholders over the long-term. Retention.
Retirement and Welfare Benefits	401(k) plan, health and insurance benefits	None, benefits offered to broad workforce	Recruit qualified employees.

We structure our annual cash bonus program to reward our executive officers and employees based primarily on company performance (the corporate component) and, to a lesser degree, an assessment of the individual employee's contribution or performance (the individual component). Our key financial or operational targets form the corporate component, which is reviewed and set annually. The individual component of the total cash bonus is based on an assessment of each individual's personal performance as evaluated by the Chief Executive Officer or, in the case of the Chief Executive Officer, by our Board. Annual cash incentives (both the corporate component and individual component) are paid at the discretion of our Board.
Accounting and Tax Considerations
       Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that a public company may deduct as a business expense in any year with respect to such company's chief executive officer and certain other named executive officers. This deduction limitation did not apply to Apollo in 2016 or 2015. In addition, compensation provided by newly-public companies through the first stockholder meeting to elect directors after the close of the third calendar year following the year in which the initial public offering occurs, or earlier upon the occurrence of certain events (e.g., a material modification of the plan or agreement under which the compensation is granted), will generally not be included for purposes of the Code Section 162(m) limit.
       Our Compensation Committee intends to maximize deductibility of compensation under Code Section 162(m) to the extent practicable while maintaining a competitive, performance-based compensation program. However, our Compensation Committee reserves the right to award compensation which it deems to be in the combined Company's best interest and in the best interest of our stockholders, but which may not be fully tax deductible under Code Section 162(m).

Summary Compensation Table
The following table shows for the years ended December 31, 2016 and 2015, compensation awarded to or paid to, or earned by, our current Chief Executive Officer, former Chief Executive Officer, our two other most highly compensated executive officers at December 31, 2016 and another most highly compensated former executive officer had such individual been serving as an executive officer as of December 31, 2016, collectively, the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (6)	Stock Awards ($)	Nonequity Incentive Plan Compensation ($) (9)	All Other Compensation ($)	Total ($)
Todd Newton (1) Chief Executive Officer	2016	400,000	—	—	—	— (10)	4,810 (13)	404,810
	2015	400,000	—	—	—	— (10)	5,112 (14)	405,112
Dennis L. McWilliams (2) President and Chief Commercial Officer	2016	350,000	—	— (7)	—	— (11)	16,173 (13)	366,173
	2015	350,000	—	—	—	— (11)	16,415 (14)	366,415
Charles Tribié (3) Executive Vice President of Operations	2016	285,000	—	— (7)	—	15,675 (12)	16,014 (13)	316,689
	2015	285,000	—	15,184	—	35,250 (12)	18,427 (14)	353,861
Gary Atkinson (4) Lpath’s Chief Executive and Chief Financial Officer	2016	381,964	325,000	3,352 (8)	—	—	386,588 (15)	1,096,904
	2015	345,769	56,000	78,657	47,666	—	10,600 (15)	538,692
Gary Woodnutt, Ph.D. (5) Lpath’s Chief Scientific Officer	2016	295,965	114,000	5,505 (8)	—	—	382,260 (15)	797,730
	2015	354,289	76,200	56,959	123,331	—	10,600 (15)	538,692

(1)	Mr. Newton was appointed our Chief Executive Officer as of December 29, 2016.

(2)	Mr. McWilliams was appointed our President and Chief Commercial Officer as of December 29, 2016.

(3)	Mr. Tribié was appointed our Executive Vice President of Operations as of December 29, 2016.

(4)	Mr. Atkinson was appointed as Lpath’s Interim Chief Executive Officer in September 2015 and he resigned on December 29, 2016 in connection with the Merger.

(5)
Dr. Woodnutt is Lpath’s former Senior Vice President and Chief Scientific Officer and joined Lpath in April 2013. Dr. Woodnutt was terminated in October 14, 2016, in anticipation of the Merger. The separation was deemed a “termination without cause” for purposes of his employment agreement.

(6)
The amounts reflect the grant date fair value for option and stock awards granted during 2016 and 2015 in accordance with FASB Topic ASC 718.  The assumptions used in the calculation of values of the awards are set forth under Note 2 to our consolidated financial statements titled “Significant Accounting Policies”,

Subsection (n) “Stock-Based Compensation Plans” in our Annual Report on Form 10-K. With respect to Mr. Atkinson and Dr. Woodnutt, certain assumptions used in the calculation of values of the awards are set forth under Note 7 to Lpath’s consolidated financial statements titled “Stockholders’ Equity” in our Registration Statement on Form S-4 (File No. 333-214059). With regard to the stock awards with performance-based vesting conditions, the reported grant date fair value assumes the probable outcome of the conditions at grant date, determined in accordance with applicable accounting standards. Compensation for stock options will only be realized to the extent the market price of Apollo common stock is greater than the exercise price of such option award.

(7)
Performance-based options were granted on March 3, 2016 and would have vested upon our achievement of certain stretch performance targets for calendar year 2016 that were determined by our Compensation Committee. Such targets were not met, and the option grant was canceled with respect to all shares as of December 31, 2016. The maximum value upon determination of full achievement of performance goals would be $25,795 and $7,738, respectively, for Mr. McWilliams and Mr. Tribie. Our Board did not record any stock-based compensation expense upon a determination the performance goals were stretch goals that would be unlikely, to be achieved.

(8)
Amounts represent (a) $305 and $2,458 for Mr. Atkinson and Dr. Woodnutt, respectively, associated with 24 months of double-trigger accelerated vesting of stock options and restricted stock units held by such named executive officers pursuant to the terms of their respective employment agreements as they were terminated without cause in connection with the Merger; and (b) $3,047 and $3,047 for Mr. Atkinson and Dr. Woodnutt, respectively, associated with the single-trigger accelerated vesting of stock options held by such named executive officer pursuant to the terms of their respective equity award agreements upon the closing of the Merger. The amounts represent the product of (a) $2.752 (the average closing market price of Lpath's securities over the first five business days following the first public announcement of the Merger) multiplied by (b) the number of shares subject to each or Mr. Atkinson's and Dr. Woodnutt’s outstanding in-the-money stock options for which vesting was accelerated and all outstanding restricted stock units for which vesting was accelerated. In the case of in-the-money options, the amount above is further reduced by their aggregate exercise price.

(9)
Represents the amounts earned by the Named Executive Officers, excluding Mr. Atkinson and Dr. Woodnutt, under the bonus plan based on the attainment of pre-established, objective performance goals recommended by our Compensation Committee and approved by our Board.

(10)
Mr. Newton is eligible to receive a target bonus of up to 50% of his base salary based upon the achievement of performance milestones. For performance years 2014 through 2017, Mr. Newton is eligible for a maximum bonus of 200% of his base salary based on the achievement of revenue and EBITDA performance thresholds. For performance years 2015 and 2016, the performance targets were not achieved, and no bonus compensation was paid.

(11)
Pursuant to his employment agreement, as amended, Mr. McWilliams is eligible to earn an annual bonus in a target amount of 40% of his base compensation, which may be accelerated to up to 60% of his base salary upon achievement of revenue and EBITDA performance targets for performance years 2014 through 2017. For performance years 2015 and 2016, the performance targets were not achieved, and no bonus compensation was paid.

(12)
Mr. Tribié is eligible to receive a target bonus of up to 35% of his base salary based upon the achievement of performance milestones. For performance years 2014 through 2016, Mr. Tribié was eligible for a maximum bonus of 70% of his base salary based on the achievement of revenue and EBITDA performance thresholds. For performance years 2015, Mr. Tribié received a bonus of $35,250, approximately 12.3% of his base salary, and 2016 he received a bonus of $15,675, approximately 5.5% of his base salary, in each case this reflected individual performance only and no amounts were awarded on the basis of corporate performance milestones.

(13)
Amounts for 2016 include (i) life insurance coverage premiums of $212 made on behalf of Messrs. Newton and McWilliams, and $202 on behalf of Mr. Tribié; (ii) health insurance premiums of $3,894, $6,445 and $4,513 on behalf of Messrs. Newton, McWilliams and Tribié, respectively; (iii) disability benefits premiums of $614 for each of Messrs. Newton, McWilliams and Tribié; (iv) matching contributions to our 401(K) retirement plan of $8,813 and $10,600 we made on behalf of Mr. McWilliams and Tribié, respectively; and (v) accidental death and dismemberment premiums of $90 for each of Messrs. Newton, McWilliams and Tribié.

(14)
Amounts for 2015 include (i) life insurance coverage premiums of $212 made on behalf of Messrs. Newton and McWilliams, and $202 on behalf of Mr. Tribié; (ii) health insurance premiums of $4,196, $6,492 and $6,126 on behalf of Messrs. Newton, McWilliams and Tribié, respectively; (iii) disability benefits premiums of $614 for each of Messrs. Newton, McWilliams and Tribié; (iv) matching contributions to our 401(K) retirement plan of $9,007 and $11,400 we made on behalf of Mr. McWilliams and Tribié, respectively; and (v) accidental death and dismemberment premiums of $90 for each of Messrs. Newton, McWilliams and Tribié.

(15)
Amounts for 2016 include (i) severance pay of $335,000 for Mr. Atkinson and $344,000 for Mr. Woodnutt, and (ii) health insurance pay of $40,788 for Mr. Atkinson and $27,460 for Mr. Woodnutt. Each of 2016 and 2015 include matching contributions to the Lpath 401(K) retirement plan in the amount of $10,600 for each of Mr. Atkinson and Dr. Woodnutt.

Employment Agreements
Todd Newton
In 2014, Apollo entered into an employment agreement with Mr. Newton which was amended in May 2016. The agreement is for an unspecified term, and entitles Mr. Newton to an initial annual base salary of $400,000. The agreement also provides that he will be eligible to receive a target bonus of up to 50% of his base salary based upon the achievement of performance milestones. For performance years 2014 through 2017, Mr. Newton is eligible for a maximum bonus of 200% of his base salary based on the achievement of performance thresholds established by our Board. Pursuant to the terms of the agreement, on July 8, 2014 Mr. Newton was granted (i) a time-based option for 261,587 shares of common stock, at an exercise price of $3.36 per share, which option vested 25% on July 8, 2015, with the remainder vesting quarterly through 2018, and (ii) a performance-based option for 112,109 shares of common stock, at an exercise price of $3.36 per share, which option vests upon our achievement of certain global revenue and EBITDA targets for calendar years 2016 and 2017. Pursuant to the terms of the agreement, Mr. Newton is subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions. Pursuant to the terms of his employment agreement, upon termination of his employment without cause or his resignation for good reason (each as defined in the agreement), Mr. Newton receives 12 months of base salary, any earned but unpaid bonus with respect to the prior year, and an extension of the period during which he is permitted to exercise his vested options until the earlier of the first anniversary of his termination of employment or the effective date of a change in control. If the termination occurs within three months prior to or 12 months after a change in control, 100% of his options will immediately vest and become exercisable. Upon the occurrence of a change in control without an associated termination of employment, 50% of Mr. Newton's options will vest in full.

Dennis L. McWilliams
In 2005, Apollo entered into an employment agreement with Mr. McWilliams that was most recently amended in May 2016. The agreement is for an unspecified term and entitles Mr. McWilliams to a current annual base salary of $350,000. The agreement also provides that he will be eligible to receive a target bonus of up to 40% of his base salary based upon the achievement of performance milestones. Pursuant to the terms of the original agreement,
Mr. McWilliams was issued an option for 28,757 shares of common stock of Apollo, at an exercise price of $1.76 in September of 2007 and an option for 109,851 shares in April of 2012, at an exercise price of $2.09, which have fully vested. Pursuant to the terms of the amended agreement, on July 30, 2014 Mr. McWilliams was granted (i) a time-based option for 54,808 shares of common stock, at an exercise price of $3.36, which option vests monthly over four years commencing on January 1, 2014, and (ii) a performance-based option for 27,404 shares of common stock, at an exercise price of $3.36 per share, which option vests upon our achievement of certain global revenue and EBITDA targets for calendar years 2016 and 2017. Pursuant to the terms of the agreement, Mr. McWilliams is subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions.

Pursuant to the terms of his employment agreement, upon the termination of his employment without cause or his resignation due to constructive termination (each as defined in the agreement), Mr. McWilliams receives twelve months of base salary and six months of medical and dental premium reimbursement. Upon the occurrence of a change in control, Mr. McWilliams' options will vest in full.

Charles Tribié
In 2014, Apollo entered into an offer letter with Mr. Tribié. The offer letter is for employment by Apollo for an unspecified term and entitles Mr. Tribié to an initial annual base salary of $285,000. The offer letter also provides that

Mr. Tribié will be eligible to receive a target bonus of up to 35% of his base salary based upon the achievement of performance milestones. Pursuant to the offer letter, Mr. Tribié was granted a time-based option for 56,018 shares of common stock, at an exercise price of $3.36 per share, which option vested 25% on April 15, 2015, with the remainder vesting monthly through April 2018. Pursuant to the terms of the offer letter, Mr. Tribié is subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions.

Pursuant to the terms of his offer letter, upon the termination of his employment other than for cause (as defined in the offer letter), and other than by reason of his death or disability, Mr. Tribié receives a one month notice period and six months of base salary.

Severance, Equity Award Acceleration and Bonus Payments with Former Named Executive Officers
Material Severance Terms Pertaining to Former Named Executive Officers
        Pursuant to the terms of employment agreements Lpath entered into with each of Gary Atkinson in February 2006 as amended in March 2014, and Gary Woodnutt in April 2013, if either Mr. Atkinson's or Dr. Woodnutt's employment was terminated by Lpath without cause (as defined in the employment agreements) in connection with or within 24 months after a change of control of Lpath, then they would be paid their base salary and benefits for a period of 12 months following such termination, and the portion of their stock options and restricted stock units that would have vested during the 24 months following the change of control will immediately vest. Mr. Atkinson resigned in connection with the closing the Merger, entitling him to the severance benefits in his employment agreement. Dr. Woodnutt resigned from Lpath in October 2016 in anticipation of the Merger in order to reduce Lpath's operating expenses and pursuant to his separation agreement, his separation was deemed a "termination without cause" for purposes of his employment agreement. Pursuant to the terms of his separation agreement, Dr. Woodnutt received (i) $344,000, less applicable payroll deductions and required withholdings, representing one year of base salary and (ii) payment of 12 months of COBRA premiums and certain other benefits described in the Summary Compensation Table above.
Equity Acceleration
        Upon the closing of the Merger, the stock options issued to Mr. Atkinson in June 2015 for 10,715 shares and the annual stock options issued to Mr. Atkinson in February 2016 as part of his compensation for 2016 under Lpath's executive compensation program, accelerated in full and become fully-vested. In connection with the Dr. Woodnutt's separation from Lpath, Dr. Woodnutt's (i) stock options issued to him in June 2015 totaling 10,715 shares vested in full, (ii) annual stock options granted to him in February 2016 as part of his compensation for 2016 in the amount of 7,143 shares vested in full and (iii) 1,339 unvested restricted stock units vested in full.
Annual Bonus Payments
        As part of Lpath's executive compensation program, Lpath's compensation committee provides annual performance-based cash incentive awards to Lpath's executive officers and other key employees. The annual incentive awards are based on the achievement of Lpath corporate goals and the individual performance goals established at the beginning of each year by the compensation committee. Following the end of each year, the compensation committee is responsible for determining the bonus amount payable to the executive officer based on Lpath's and the executive officer's performance against the performance goals established by the compensation committee for the recently completed year. The compensation committee followed this approach in setting the compensation for Lpath's executive officers for 2016.
        For 2016, the Lpath corporate goals established by the compensation committee included the completion of a strategic transaction, which the Merger with Apollo satisfied; and Mr. Atkinson and Dr. Woodnutt were awarded $325,000 and $114,000, respectively.

Outstanding Equity Awards at December 31, 2016
        The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2016. None of the Apollo named executive officers exercised options to purchase Apollo common stock in 2016. There were no stock awards granted to the Apollo named executive officers in 2016.

	Option Awards
				Number of Securities Underlying Unexercised Options (#)
	Option Grant Date	Option Exercise Price ($)	Option Expiration Date
Name				Exercisable	Unexercisable
Todd Newton	7/8/2014	3.36	7/8/2024	147,142	114,445	(1)
	7/8/2014	3.36	7/8/2024	—	112,109	(2)
Dennis L. McWilliams	9/18/2007	1.76	9/18/2017	28,757	—
	4/27/2012	2.09	4/27/2022	109,851	—
	7/30/2014	3.36	7/30/2024	39,964	14,844	(3)
	7/30/2014	3.36	7/30/2024	—	27,404	(2)
	3/3/2016	1.76	3/3/2026	—	28,757	(4)
Charles Tribié	7/8/2014	3.36	7/8/2024	37,346	18,672	(5)
	12/20/2015	1.76	12/20/2025	2,157	6,470	(6)
	3/3/2016	1.76	3/3/2026	—	8,627	(4)
Gary Atkinson	6/16/2015	21.56	2/16/2025	731	1,217	(7)
	2/16/2016	12.32	2/16/2026	—	1,298	(7)
Gary Woodnutt, Ph.D.	6/16/2015	21.56	2/16/2026	609	1,339	(7)
	2/16/2016	12.32	2/16/2026	—	1,299	(7)

(1)	Such options vested 25% on July 8, 2015, with the remainder vesting quarterly through 2018.

(2)	Such options will vest upon our achievement of certain global revenue and EBITDA targets for 2016 and 2017 as established in May 2016.

(3)	Such options vest in equal installments on each monthly anniversary of January 1, 2014 for four years through 2018.

(4)
The performance-based options were granted at an exercise price of $1.76 per share and would have vested upon our achievement of certain performance targets for calendar year 2016 that were determined by our Compensation Committee. Such targets were not met, and the option grant was cancelled with respect to all shares as of December 31, 2016.

(5)	Such options vested 25% on April 15, 2015 with the remainder vesting monthly through 2018.

(6)	Such options vest in equal installments on each monthly anniversary of December 20, 2015 for four years through 2019.

(7)	Unexercisable options were cancelled or forfeited before December 31, 2016.

Employment Benefits Plan
2005 Lpath Equity Incentive Plan
In 2005, our stockholders approved the Lpath Plan, under which shares of our common stock are reserved for issuance pursuant to stock awards, including, but not limited to, incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards. As of March 24, 2017, we had 3,182 options outstanding under the 2005 Plan. If approved by our stockholders, the 2017 Plan will replace the Lpath Plan.
2006 Stock Option Plan and 2016 Equity Incentive Plan
Following the Merger, we assumed the 2006 Plan and the 2016 Plan. These plans permit, among other incentives, grants and options to our officers, directors, employees and consultants to purchase shares of our common stock. At the Annual Meeting, the 2017 Plan is being proposed for approval by our stockholders. The 2017 Plan was approved by our Board, on April 3, 2017.  If approved, the 2017 Plan will replace the 2016 Plan. Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2017 Plan will not exceed 1,000,000 shares.
For additional information on the 2017 Plan, please refer to Proposal 2 in this proxy statement.
Apollo 401(k) Plan
        We have a defined contribution retirement plan in which all employees are eligible to participate. This plan is intended to qualify under Section 401(k) of the Code so that contributions by employees and by us to the plan and income earned on plan contributions are not taxable to our employees until withdrawn or distributed from the plan, and so that contributions, including employee salary deferral contributions, will be deductible by us when made. We currently provide matching contributions under this plan of 100% on the first 3% contributed by each employee and 50% on the next 2% contributed by each employee.
        We also contribute to medical, disability and other standard insurance plans for our employees.
Lpath 401(k) Plan
        Prior to December 29, 2016, Lpath maintained a 401(k) retirement plan which it intended to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. Eligible employees, including executive officers, were eligible to participate in the 401(k) contributory defined contribution plan. In any plan year, Lpath contributed to each participant a matching contribution up to a maximum of 4% of the participant's compensation, subject to statutory limitations. Lpath did not provide any nonqualified defined contribution or other deferred compensation plans.
Director Compensation
Lpath Director Compensation

The Board of Directors of Lpath approved the following terms of the compensation arrangements for non-management directors in 2016 as follows:

•
Non-management directors received an annual retainer of $30,000, which was paid in equal quarterly payments. The Chairman of the Board received an annual retainer of $50,000, which was paid in equal quarterly payments.

•
Members of the Audit Committee received an annual retainer of $7,000, which was paid in quarterly installments. The Chair of the Audit Committee received an annual retainer of $16,000, which was paid in quarterly installments.

•
Members of the Compensation Committee received an annual retainer of $4,000, which was paid in quarterly installments. The Chair of the Compensation Committee received an annual retainer of $9,000, which was paid in quarterly installments.

•
Members of the Nominating and Corporate Governance Committee received an annual retainer of $3,000, which was paid in quarterly installments. The Chair of the Nominating and Corporate Governance Committee received an annual retainer of $6,000, which was paid in quarterly installments.

•
Members of the R&D Advisory Committee received an annual retainer of $4,000, which was paid in quarterly installments. The Chair of the R&D Advisory Committee received an annual retainer of $10,000, which was paid in quarterly installments.

Each non-management director was awarded either a stock option grant for 25,000 shares or a grant of RSUs for 16,667 shares of Lpath common stock, at the election of the non-management director. The stock options and RSUs vested over a one-year period.

Lpath directors did not receive any other meeting fees. Lpath did reimburse its directors for their reasonable expenses in attending Board and Board Committee meetings in accordance with its reimbursement policy.
Lpath Director Compensation Table
        The following table sets forth compensation earned and paid to each Lpath non-employee director for service as a director during 2016.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (3)(4)	Total ($)
Former Directors (1)
Jeffrey A. Ferrell	41,000	3,366	44,366
Daniel L. Kisner, M.D.	49,000	3,366	52,366
Charles A. Mathews	56,000	3,366	59,366
Daniel H. Petree (2)	118,000	3,366	121,366
Donald R. Swortwood	37,000	3,366	40,366

(1)	Messrs. Ferrell, Mathews, Petree, Swortwood and Dr. Kisner each resigned as a member of the Lpath Board of Directors effective as of the closing of the Merger on December 29, 2016.

(2)
Due to his services in assisting the Lpath Board of Directors in evaluating Lpath's strategic alternatives, the annual retainer payable to Daniel Petree, the Chairman of Lpath's Board of Directors was increased by an additional $50,000 over the twelve-month period beginning July 1, 2016, paid in equal quarterly payments and accelerated in full upon the earlier to occur of a change in control of Lpath or Mr. Petree's removal from the Lpath Board of Directors without cause. In connection with the closing of the Merger, any unpaid portion of the annual retainer fee was accelerated and paid in full.

(3)
In February 2016, each former non-employee director was awarded a stock option grant for 325 shares of common stock with an exercise price of $12.32 per share as part of Lpath's non-employee director compensation program. The stock options vested over one-year, unless accelerated pursuant to a change in control. As a result, these stock options became fully vested upon the consummation of the Merger. As of December 31, 2016, 54 shares were cancelled or forfeited with 271 shares fully vested and exercisable for each director. The amounts represent the Black-Scholes value at the grant date.

(4)	The following table provides information regarding the aggregate number of stock options held by each of our former directors as of December 31, 2016:

Name	Stock Options Outstanding
Former Non-Employee Directors
Jeffrey A. Ferrell	271
Daniel L. Kisner, M.D.	271
Charles A. Mathews	271
Daniel H. Petree	271
Donald R. Swortwood	271

Apollo Director Compensation

In March 2017, based on the recommendation of the Compensation Committee, which based their recommendations on information developed by Compensia, a third party compensation consultant, our Board approved a policy for the compensation of Mr. McClellan and Mr. Meelia, effective as of January 1, 2017, and for the compensation of all non-employee directors effective as of the 2018 Annual Meeting of stockholders as follows:

•	a $35,000 annual retainer for service as a member of our Board;

•
a supplemental annual retainer for the Chair of the Board and for the Chairs of each Board committee in the following amounts: $20,000 for the Chair of the Board; $15,000 for Chair of our Audit Committee; $10,000 for Chair of our Compensation Committee; and $5,000 for Chair of our Nominating and Corporate Governance Committee; and

•
a supplemental annual retainer for each member of the following committees other than the Chairs, in the following amounts: $7,000 for members of our Audit Committee; $5,000 for members of our Compensation Committee and $3,000 for members of the Nominating & Corporate Governance Committee.

Director Compensation Table
        The following table sets forth compensation earned and paid to each Apollo non-employee director for service as a director during 2016.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (3) (4)	Total ($)
Current Directors (1)
Rick Anderson	—	—	—
Matthew S. Crawford	—	—	—
John Creecy	—	—	—
William D. McClellan, Jr. (2)	12,000	__ (2)	12,000
R. Kent McGaughy, Jr
Richard J. Meelia (3)	50,000	__ (3)	150,000
Jack Nielsen	—	—	—
Bruce Robertson, Ph.D.	—	—	—

(1)	Messrs. Anderson, Crawford, Creecy, McClellan, McGaughy, Meelia, Nielsen or Dr. Robertson were each appointed to our Board effective as of the closing of the Merger on December 29, 2016.

(2)
Mr. McClellan was appointed to Private Apollo’s Board in May 2014 and our Board on December 29, 2016. Mr. McClellan receives $2,500 cash compensation for attendance in person at each board meeting and $500 for each meeting in which he participates by phone. As of December 31, 2016, Mr. McClellan had 1,437 options outstanding, of which 958 were exercisable.

(3)
Mr. Meelia was appointed as Chairman of Private Apollo’s Board in 2012 and our Board on December 29, 2016. Mr. Meelia receives $150,000 per year for his service as Chairman of our Board. As of December 31, 2016, Mr. Meelia had 14,953 options outstanding, of which 13,995 were exercisable.

(4)    The following table provides information regarding the aggregate number of stock options held by each of our current non-employee directors as of December 31, 2016:

Name	Stock Options Outstanding
Current Non-Employee Directors
Richard J. Meelia	14,953
Rick Anderson	-
Matthew S. Crawford	-
John Creecy	-
William D. McClellan, Jr.	1,437
R. Kent McGaughy, Jr.	-
Jack Nielsen	-
Bruce Robertson, Ph.D.	-

TRANSACTIONS WITH RELATED PERSONS
Described below are all transactions occurring since January 1, 2015 and all currently proposed transactions to which either we were a party and in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our outstanding common stock, or any member of such person's immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.
Securities Purchase Agreement
Certain holders of more than 5% of Private Apollo’s common stock, as well as entities affiliated with certain of our directors, are parties to the Securities Purchase Agreement, dated as of September 8, 2016 and effective December 29, 2016, by and among Private Apollo and certain of its security holders, whereby the stockholders listed below agreed to purchase shares of Private Apollo common stock, on a pre-Reverse Stock Split basis, at a purchase price of $1.6361 for an aggregate purchase price of approximately $29.0 million (the “Securities Purchase Agreement”). The table below sets forth the number of shares of Private Apollo common stock, prior to the Reverse Stock Split, each holder of more than 5% of its common stock, as well as entities affiliated with certain of our directors, who were party to the Securities Purchase Agreement agreed to purchase and the aggregate purchase price for such shares. The shares of common stock of Private Apollo converted into shares of our common stock pursuant to the terms of the Merger Agreement.

Name of Purchaser	Aggregate Purchase Price ($)	Number of Shares of Private Apollo Common Stock (#) (5)
PTV IV, L.P.(1)	12,932,237	7,904,307
H.I.G. Ventures—Endosurgery, LLC(2)	4,328,628	2,645,699
Novo A/S	4,778,471	2,920,647
Entities affiliated with CPMG, Inc.(3)	2,682,874	1,639,796
Remeditex Ventures, LLC(4)	4,277,796	2,614,630

(1)	Rick Anderson and Matthew S. Crawford, each a member of our Board, are Managing Director and Managing Partner, respectively, of PTV Healthcare Capital, which is affiliated with PTV IV, L.P.

(2)	Bruce Robertson, Ph.D., a member of our Board, is a Managing Director at H.I.G. Capital, LLC, which is an affiliate of H.I.G. Ventures—Endosurgery, LLC.

(3)	R. Kent McGaughy, Jr, a member of our Board, is a Managing Director at CPMG, Inc., which is the general partner of certain stockholder entities.

(4)	John W. Creecy, a member of our Board, is Chief Executive Officer and Director of Remeditex Ventures, LLC.

(5)	Numbers in this table are for shares of Private Apollo common stock prior to the Reverse Stock Split.
Accrued Cumulative Dividend on Private Apollo’s Preferred Stock
 The holders of Private Apollo's preferred stock were entitled to an accruing cumulative annual dividend, at a rate of 8% per annum of the original issue price of such series of redeemable convertible preferred stock. Such dividend, as accrued and accumulated, increased the ratio into which Private Apollo's preferred stock converted into shares of our common stock upon conversion immediately prior to the Merger. Certain of our directors, executive officers and holders of more than 5% of our common stock received additional shares of our common stock upon conversion of their Private Apollo preferred stock immediately prior to the Merger in satisfaction of the accrued cumulative dividend.
Third Amended and Restated Investors' Rights Agreement
On September 8, 2016, Private Apollo entered into a third amended and restated investors' rights agreement with certain holders of its outstanding preferred stock, including entities affiliated with PTV Healthcare Capital, H.I.G. Capital, LLC, Novo A/S, Remeditex Ventures, LLC and CPMG, Inc., with certain registration rights, including the right to demand that Private Apollo file a registration statement or request that their shares be covered by a registration statement that Private Apollo is otherwise filing. Certain information rights and rights of first refusal included in the investors' rights agreement terminated upon the consummation of the Merger, however the aforementioned stockholders continue to have demand registrations rights and piggyback registration rights with respect to their shares of our common stock.
Unsecured Subordinated Convertible Promissory Notes
        During 2015, Private Apollo issued the unsecured subordinated convertible promissory notes in the aggregate principal amount of approximately $22.2 million to certain investors, including certain of our existing stockholders and certain of our executive officers. The table below sets forth the unsecured subordinated convertible promissory notes with aggregate principal in excess of $120,000 that were purchased in 2015 by our directors, executive officers and holders of more than 5% of our common stock. The unsecured subordinated convertible promissory notes were converted into shares of Private Apollo common stock pursuant to the terms of the Securities Purchase Agreement immediately which shares were converted into shares of our common stock pursuant to the terms of the Merger Agreement.

Name of Purchaser	Outstanding Principal Purchased ($)
PTV IV, L.P (1)	5,566,291
PTV Special Opportunities Fund, I, L.P. (1)	1,250,093
H.I.G. Ventures—Endosurgery, LLC (2)	2,248,141
Novo A/S	2,395,849
Entities affiliated with CPMG, Inc. (3)	1,346,276
Remeditex Ventures, LLC (4)	2,156,656
Todd Newton	500,000

(1)
Rick Anderson and Matthew S. Crawford, each a member of our Board, are Managing Director and Managing Partner, respectively, of PTV Healthcare Capital, which is affiliated with PTV IV, L.P. and PTV Special Opportunities Fund I, L.P.

(2)	Bruce Robertson, Ph.D., a member of our Board, is a Managing Director at H.I.G. Capital, LLC, which is an affiliate of H.I.G. Ventures—Endosurgery, LLC.

(3)	R. Kent McGaughy, Jr, a member of our Board, is a Managing Director at CPMG, Inc., which is the general partner of certain stockholder entities.

(4)	John W. Creecy, a member of our Board, is Chief Executive Officer and Director of Remeditex Ventures, LLC.
Indemnification
We provide indemnification to our directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under our Bylaws and Certificate of Incorporation, we are required to indemnify our directors and officers to the extent not prohibited under Delaware or other applicable law. We have also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws and Certificate of Incorporation.
Related Person Transactions Policy and Procedures
We have adopted a written Related Person Transactions and SEC Compliance Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of our Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits of the transaction to us and whether any alternative transactions were available. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit

Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Apollo stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Apollo. Direct your written request to Apollo Endosurgery, Inc. 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746, Attention: Investor Relations or Secretary, at (512) 279-5100. Stockholders who currently receive multiple copies of the set of Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with his or her best judgment.
By Order of the Board of Directors

Stefanie L. Cavanaugh
Secretary
Austin, Texas
, 2017
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2016 is available without charge upon written request to: Corporate Secretary, Apollo Endosurgery, Inc., 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746.

APPENDIX A

APOLLO ENDOSURGERY, INC.
2017 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 3, 2017
APPROVED BY THE STOCKHOLDERS: , 2017
1.GENERAL.
(a)    Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(b)    Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.
(c)    Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
2.    ADMINISTRATION.
(a)    Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)    To settle all controversies regarding the Plan and Awards granted under it.
(iv)    To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).
(v)    To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vi)     To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.
(vii)    To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.
(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, the Board may not amend the terms of an outstanding Award if the Board, in its sole discretion, determines that the amendment, taken as a whole, will materially impair the Participant’s rights under such Award without his or her written consent. Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.
(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(c)    Delegation to Committee.
(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)    Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.
(d)    Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(y)(iii).
(e)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(f)    Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR under the Plan or (ii) cancel any outstanding Option or SAR that has an exercise or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.
3.    SHARES SUBJECT TO THE PLAN.
(a)    Share Reserve.
(i)    Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 1,000,000 shares (the “Share Reserve”).
(ii)    In addition, the Share Reserve will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2018 and ending on (and including) January 1, 2027, in an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.
(iii)    For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)    Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.
(c)    Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 3,000,000 shares of Common Stock.
(d)    Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply; provided, however, that if any additional Awards are granted to any Participant during any calendar year in excess of the limits below, compensation attributable to such additional Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Award is approved by the Company’s stockholders.
(i)    A maximum of one million (1,000,000) shares of Common Stock subject to Options and SARs whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Option or SAR is granted may be granted to any one Participant during any one calendar year.
(ii)    A maximum of one million (1,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).
(iii)    A maximum of one million dollars ($1,000,000) subject to Performance Cash Awards may be granted to any one Participant during any one calendar year.
For purposes of this Section 3(d): (1) if a Performance Stock Award is in the form of an Option or SAR, it will count only against the Performance Stock Award limit set forth in Section 3(d)(ii); (2) if a Performance Stock Award may be paid in the form of cash, it will count only against the Performance Stock Award limit set forth in Section 3(d)(ii); and (3) if a Performance Cash Award may be paid in the form of Common Stock, it will count only against the Performance Cash Award limit set forth in Section 3(d)(iii).
(e)    Non-Employee Director Aggregate Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed $400,000 in total value, calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes.
(f)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.    ELIGIBILITY.
(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.
(b)    Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
5.    PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)    Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.
(b)    Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)    Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)    by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;

(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)    if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)    in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d)    Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)    Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)    Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (or pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii)    Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)    Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)    Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)    Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three (3) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.
(h)    Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)    Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)    Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s

Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is twelve (12) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)    Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l)    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
6.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.
(a)    Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)    Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.

(iii)    Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.
(iv)    Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v)    Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
(b)    Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)    Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)    Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.
(v)    Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi)    Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.

(c)    Performance Awards.
(i)    Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.
(ii)    Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Cash Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee may specify, to be paid in whole or in part in cash or other property.
(iii)    Committee and Board Discretion. With respect to any Performance Stock Award or Performance Cash Award, the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon attainment of the Performance Goals on the basis of any considerations as the Committee or Board (as applicable), in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(iv)    Section 162(m) Compliance. With respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless otherwise permitted under Section 162(m) of the Code, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals or terms relate solely to the increase in the value of the Common Stock).
(d)    Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.    COVENANTS OF THE COMPANY.
(a)    Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b)    Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)    No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.    MISCELLANEOUS.
(a)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.
(b)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the

Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)    Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that (A) no shares of Common Stock are withheld with a Fair Market Value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Stock Award as a liability for financial accounting purposes), and (B) with respect to an Award held by any Participant who is subject to the filing requirements of Section 16 of the Exchange Act, any such share withholding must be specifically approved by the Compensation Committee as the applicable method that must be used to satisfy the tax withholding obligation or such share withholding procedure must otherwise satisfy the requirements for an exempt transaction under Section 16(b) of the Exchange Act; (iii) withholding cash from an Award settled in cash; (iv) withholding cash from an Award settled in cash; (v) withholding payment from any amounts otherwise payable to the Participant; or (vi) by such other method as may be set forth in the Award Agreement.
(i)    Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k)    Section 409A Compliance. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of the Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.
(l)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
(m)    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(n)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any Participant pursuant to Section 3(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(o)    Dissolution or Liquidation. Except as otherwise provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to forfeiture or repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(p)    Corporate Transactions. In the event of a Corporate Transaction, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or consummation of the Corporate Transaction, unless otherwise provided in the instrument evidencing the Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, or unless otherwise expressly provided by the Board at the time of grant of the Stock Award:
(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);
(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)    accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;
(iv)    arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, and pay such cash consideration (including no consideration) as the Board, in its sole discretion, may consider appropriate; and
(vi)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount payable to holders of Common Stock in connection with the Corporate Transaction, over (B) the per share exercise price under the applicable Award. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Stock.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
In the event of a Corporate Transaction, unless otherwise provided in the instrument evidencing a Performance Cash Award or any other written agreement between the Company or any Affiliate and the Participant, or unless otherwise expressly provided by the Board, all Performance Cash Awards outstanding under the Plan will terminate prior to the effective time of such Corporate Transaction.
(q)    Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.
9.    TERMINATION OR SUSPENSION OF THE PLAN.
(a)    The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth (10th) anniversary of the earlier of (i) the Adoption Date or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)    No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.
10.    EFFECTIVE DATE OF PLAN.
This Plan will become effective on the Effective Date.
11.    CHOICE OF LAW.
The laws of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
12.    DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)    “Adoption Date” means April 3, 2017, which is the date the Plan was adopted by the Board.
(b)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(c)     “Award” means a Stock Award or a Performance Cash Award.
(d)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.
(g)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification

Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(h)    “Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate or of any statutory duty owed to the Company or an Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or an Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct or gross negligence. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(i)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)    individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur. If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(j)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(k)    “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(l)    “Common Stock” means the common stock of the Company.
(m)    “Company” means Apollo Endosurgery, Inc., a Delaware corporation.
(n)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(o)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(p)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)    a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;
(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(q)    “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.
(r)    “Director” means a member of the Board.
(s)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(t)    “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2017, provided that this Plan is approved by the Company’s stockholders at such meeting.
(u)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(v)    “Entity” means a corporation, partnership, limited liability company or other entity.
(w)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(y)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.
(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(z)     “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(aa)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(bb)    “Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
(cc)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(dd)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(ee)    “Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ff)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock that is granted pursuant to the terms and conditions of Section 6(d).

(gg)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(hh)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(ii)    “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(jj)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(kk)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(ll)    “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes and depreciation and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income, (xiii) net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue or return on operating profit; (xvii) regulatory filings; (xviii) regulatory approvals, litigation or regulatory resolution goals; (xix) other operational, regulatory or departmental objectives; (xx) budget comparisons; (xxi) growth in stockholder value relative to established indexes, or another peer group or peer group index; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) development and implementation of risk and crisis management programs; (xxv) improvement in workforce diversity; (xxvi) compliance requirements and compliance relief; (xxvii) safety goals; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; (xxxiii) merger and acquisitions; (xxxiv) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, new and supplemental indications for existing products, and product supply); (xxxv) initiation of phases of clinical trials and/or studies by specific dates; (xxxvi) acquisition of new customers, including institutional accounts; (xxxvii) customer retention and/or repeat order rate; (xxxviii) number of institutional customer accounts (xxxix) budget management; (xl) improvements in sample and test processing times; (xli) regulatory milestones; (xlii) progress of internal research or clinical programs; (xliii) progress of partnered programs; (xliv) partner satisfaction; (xlv) milestones related to samples received and/or tests run; (xlvi) expansion of sales in additional geographies or markets; (xlvii) research progress, including the development of programs; (xlviii) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlix) timely completion of clinical trials; (l) milestones related to samples received and/or tests or panels run; (li) patient samples processed and billed; (lii) sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); (liii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (liv) and other similar criteria consistent with the foregoing; and (lv) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.
(mm)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.
(nn)    “Performance Period” means the period of time selected by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or Board, if applicable).
(oo)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(pp)    “Plan” means this Apollo Endosurgery, Inc. 2017 Equity Incentive Plan.
(qq)    “Restricted Stock Award” means an award of shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(a).

(rr)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ss)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(b).
(tt)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(uu)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(vv)    “Rule 405” means Rule 405 promulgated under the Securities Act.
(ww)    “Securities Act” means the Securities Act of 1933, as amended.
(xx)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(yy)    “Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(zz)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.
(aaa)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(bbb)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(ccc)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Appendix B

If Proposal 3 is adopted, the underlined text in Article Sixth, Section B will be added to the Amended and Restated Certificate of Incorporation (“Restated Certificate”). If Proposal 4 is adopted, the text that is struck through in Article Fifth, Section (C) will be removed and the underlined text in Article Fifth, Section (C) will be added to the Restated Certificate. If Proposal 5 is adopted, the text that is struck through in Article Fifth, Section (D) will be removed and the underlined text in Article Fifth, Section (D) will be added to the Restated Certificate. If Proposal 6 is adopted, the underlined text in Article Eleventh will be added to the Restated Certificate. If Proposal 7 is adopted, the text that is struck through in Article Sixth, Section (D) will be removed and the underlined text in Article Sixth, Section (D) will be added to the Restated Certificate.

Note: the amendments set out in this Appendix B are reflected as a comparison to the Amended and Restated Certificate of Incorporation of the Company as at the date of this proxy statement.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF ~~LPATH~~APOLLO ENDOSURGERY, INC.~~,~~
a Delaware Corporation

I, the undersigned, being the ~~chief executive officer of Lpath~~[Title] of Apollo Endosurgery, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DO HEREBY CERTIFY:

ONE:     The corporation was originally incorporated pursuant to the General Corporation Law of Delaware on July 17, 2014 under the name Lpath, Inc.

TWO:     This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law of Delaware. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware by the stockholders of the Corporation.

THREE: The Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

ARTICLE FIRST: The name ~~of this~~by which the corporation is ~~Lpath~~to be known is Apollo Endosurgery, Inc. (the “Corporation”).

ARTICLE SECOND: The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover 19904, County of Kent. The name of the registered agent at such address is National Registered Agents, Inc.

ARTICLE THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware, as it may be amended from time to time.

ARTICLE FOURTH:

~~A.~~ A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 115,000,000 shares consisting of: (i) 100,000,000 shares of Common Stock, with a par value of $0.001 per share (the “Common Stock”) and
(ii) 15,000,000 shares of Preferred Stock, with a par value of $0.001 per share (the “Preferred Stock”).

~~Immediately upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware each five and one half (5 1/2) shares of the Corporation’s Common Stock outstanding immediately prior to such filing shall be automatically reclassified into one (1) share of the Corporation’s Common Stock. The aforementioned reclassification shall be referred to collectively as the “Reverse Split.”~~
~~The Reverse Split shall occur without any further action on the part of the Corporation or the holder thereof and whether or not certificates representing such holder’s shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of Common Stock shall be deliverable upon the Reverse Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Split held by a holder prior to the Reverse Split shall be aggregated for purposes of determining whether the Reverse Split would result in the issuance of any fractional share. Each holder who would otherwise be entitled to a fraction of a share of Common Stock upon the Reverse Split (after aggregating all fractional shares to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment (rounded to the nearest whole cent), without interest, in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Corporation’s Common Stock as reported on The NASDAQ Capital Market (or such other NASDAQ market on which the Corporation’s common stock then trades) on the date of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.~~

~~B.~~ B. The designations, preferences, privileges, rights and voting powers and any limitations, restrictions or qualifications thereof, of the shares of each class are as follows:

~~(i)~~ (i) The holders of outstanding shares of Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, each holder of record of Common Stock being entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation, except as may be provided in this Certificate of Incorporation, in a Preferred Stock Designation (as hereinafter defined), or as required by law.

~~(ii)~~ (ii) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this Section (b) of Article Fourth) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”) as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following: (a) the designation of the series, which may be by distinguishing number, letter or title; (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding); (c) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative; (d) dates at which dividends, if any, shall be payable;

~~(e)~~ (e) the redemption rights and price or prices, if any, for shares of the series; (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series; (g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (h) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (i) restrictions on the issuance of shares of the same series or of any other class or series; and (j) the voting rights, if any, of the holders of shares of the series.

ARTICLE FIFTH:

~~A.~~ A. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

~~B.~~ B. Ballot. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

~~C. Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders of the Corporation. In addition, subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders may be taken without a meeting by written consent in accordance with the requirements set forth in the Corporation’s Bylaws.~~
C. Stockholder Actions. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders.

~~D.~~ D. Special Meetings. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called ~~by order of: (i) the Chairman~~allow special meetings of the stockholders to be called by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors ~~(~~pursuant to a resolution adopted by a majority of the total number of ~~directors that the~~

~~Corporation would have if there were no vacancies), (iii) the Chief Executive Officer of the Corporation or (iv) the stockholders of the Corporation in accordance with the requirements set forth in the Corporation’s Bylaws~~authorized directors, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

ARTICLE SIXTH:

~~A.~~ A. Number of Directors. The total number of directors that the Corporation shall be fixed from time to time exclusively by action of the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, one of whom may be selected by the Board of Directors to be its Chairman.

~~B.~~ B. Election. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Subject to the rights of the holders of any series of Preferred Stock then outstanding, all directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, incapacity, resignation or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
~~C.~~ C. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, incapacity, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only in accordance with the requirements of the Corporation’s Bylaws. The directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until their respective successors are elected, except in the case of the death, incapacity, resignation or removal of any director.

~~D.~~ D. Removal. Subject to the rights of ~~the holders of~~ any series of Preferred Stock ~~with respect to such series of Preferred Stock, a director or directors of the Corporation may only be removed in accordance with the requirements of the Corporation’s Bylaws. Vacancies in the Board of Directors resulting from such removal shall be filled in accordance with the requirements of the Corporation’s Bylaws.~~to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitations imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.

ARTICLE SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal the Bylaws under applicable law as it presently exists or may hereafter be amended. Any adoption, amendment, alteration or repeal of the Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law, by this Certificate of Incorporation or by the Bylaws as then in effect, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote on such action.

ARTICLE EIGHTH:

~~A.~~ A. Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which this Section A of Article Eighth is in effect (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in Section B of this Article Eighth, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section A of Article Eighth and such rights as may be conferred in the Bylaws of the Corporation shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, in accordance with the Bylaws of the Corporation. The rights conferred upon Covered Persons in this Section A of Article Eighth shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers.

~~B.~~ B. Claim for Indemnification. In accordance with the Bylaws of the Corporation, if a claim for indemnification under Section A of this Article Eighth is not paid in full within sixty (60) days after a written claim has been received by the Corporation, the Covered Person making such claim may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

~~C.~~ C. Right to Indemnification. In accordance with the Bylaws of the Corporation, the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred any Covered Person by Section A of this Article Eighth (i) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination.

ARTICLE NINTH: The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of the Bylaws of the Corporation or the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.

ARTICLE TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter permitted by the laws of the State of Delaware and all rights of the stockholders of the Corporation are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law, by this Certificate of Incorporation or by a Preferred Stock Designation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote on such action shall be required to amend these Certificate of Incorporation; provided, further, that Sections C and D of Article Fifth, Sections A, C and D of Article Sixth, Article Eighth, Article Ninth and Article Tenth of this Certificate of Incorporation may not be amended by the stockholders of the Corporation without the affirmative vote of the stockholders holding no less than 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote on such action.

ARTICLE ELEVENTH: Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, a federal or state court located in Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to the Court of Chancery (or federal or state court in Delaware) having personal jurisdiction over the indispensable parties named as defendants in the action or proceeding.

~~ARTICLE ELEVENTH: This Amended and Restated Certificate of Incorporation shall become effective at 4:10~~
~~p.m. Eastern Standard Time on December 29, 2016.~~

ARTICLE TWELFTH: This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this Company in accordance with Section 228 of the DGCL. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of this Company.

[Signature Page Follows]

IN WITNESS WHEREOF, this Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its [Title] as of [ ], 2017.

[Name] [Title]
[ ], 2017

Appendix C

If Proposal 3 is adopted, the underlined text in Article I, Section 7(a)(4) and Article II, Section 2(d) will be added to the Amended and Restated Bylaws (“Restated Bylaws”). If Proposal 4 is adopted, the text that is struck through in Article I, Section 10 will be removed and the underlined text in Article I, Section 10 will be added to the Restated Bylaws. If Proposal 5 is adopted, the text that is struck through in Article I, Sections (1)(b)(1), (1)(b)(2) and (1)(b)(3) will be removed and the underlined text in Article I, Sections (1)(b)(1) and (1)(b)(2) will be added to the Restated Bylaws. If Proposal 7 is adopted, the text that is struck through in Article II, Sections 12 and 13 will be removed and the underlined text in Article II, Sections 12 and 13 will be added to the Restated Bylaws.

Note: the amendments set out in this Appendix C are reflected as a comparison to the Bylaws of the Company as at the date of this proxy statement.

AMENDED AND RESTATED
BYLAWS
OF
~~LPATH~~APOLLO ENDOSURGERY, INC.,
a Delaware Corporation

As amended and restated on June ~~September 7~~        , 201~~6~~7

ARTICLE I

STOCKHOLDERS

SECTION 1. Stockholder Meetings.

(a) Annual Meetings. The annual meeting of stockholders of Lpath, Inc. (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each fiscal year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

(b) Special Meetings.

(1) Special meetings of stockholders for any purpose or purposes may be called at any time ~~by the (A) the Chairman~~ and, subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by (i) the Chairperson of the Board of Directors, (~~B~~ii) the Chief Executive Officer, or (iii) the Board of Directors ~~(~~pursuant to a resolution adopted by a majority of the total number of ~~directors that the Corporation would have if there were no vacancies) or (C) the Chief Executive Officer of the Corporation. Special meetings may not be called by any other person or persons, except as provided in Section 1(b)(2) below.~~authorized directors.

(2) The Board of Directors shall determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2 of these Bylaws. No business may be transacted at such special meeting otherwise than specified in the notice of meeting.

~~(2) Special meetings of the stockholders of the Corporation shall be called by the Board of Directors upon written request to the Secretary of the Corporation of one or more stockholders representing in the aggregate not less than a majority (50%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting. A request to the Secretary of the Corporation shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required by Sections 7 and 9 of this Article I as to the business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the stockholder(s) proposing such business or nominations, and by a representation by the stockholder(s) that within five (5) business days after the record date for any such special meeting it will provide such information as of the record date for such special meeting. A special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall not be more than ninety (90) days after the request to call the special meeting is received by the Secretary of the Corporation. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if either (a) the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90)~~
 ~~days after the Secretary of the Corporation receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request or (b) an annual or special meeting that included the business specified in the request (as determined in good faith by the Board of Directors) was held not more than one hundred eighty (180) days before the request to call the special meeting was received by the Secretary of the Corporation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary of the Corporation, and if such revoking stockholder had joined with other stockholders to submit the request for a special meeting pursuant to this subparagraph (b), and if the remaining unrevoked requests from stockholders joining in such request represent less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may refrain from calling the special meeting or cancel the special meeting, as the case may be. Business transacted at a special meeting requested by stockholders shall be limited to the purpose(s) stated in the request for meeting, provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders, and to cause other business to be transacted, at any special meeting requested by stockholders.~~

~~(3) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business brought before a special meeting was made in accordance with the procedures set forth in this section, and, if any nomination or other business is not in compliance with this section (including if the stockholder does not provide the information that it represents it will provide under this section to the Corporation within five (5) business days following the record date for the meeting), to declare that such defective nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received.~~

SECTION 2. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the place at which the list of stockholders may be examined, and the purpose or purposes for which the meeting is to be held, shall be mailed or otherwise delivered (including pursuant to electronic transmission in the manner provided in Section 232 of the General Corporation

Law of the State of Delaware, except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date of the meeting and shall otherwise comply with applicable law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with these Bylaws.

SECTION 3. Quorum and Adjournment.

(a) Quorum. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, present in person or by proxy, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the issued and outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting.

(b) Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place, and notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

SECTION 4. Organization. Meetings of stockholders shall be presided over by the Chairman, or if none or in the Chairman’s absence the Presiding Director, or if none or in the Presiding Director’s absence, the Vice-Chairman, or if none or in the Vice-Chairman’s absence the Chief Executive Officer, or in the Chief Executive Officer’s absence the Secretary, or, if none of the foregoing is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 5. Voting; Proxies; Required Vote.

(a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney in fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws.

(b) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, which shall be governed by Section 8 of this Article I, all action taken by the stockholders holding a majority of the votes cast at any meeting (present in person or represented by proxy at the meeting) shall be valid and binding upon the Corporation.

(c) Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority (plurality, in the case of the election of directors in any contested election as provided in Section 8 of Article I) of the votes cast by such class or classes (present in person or represented by proxy at the meeting) shall be the act of such class, unless a greater vote is otherwise required by law, the Certificate of Incorporation or these Bylaws.

(d) For purposes of this Section 5, a majority of the votes cast means that the number of shares voted “for” the proposal exceeds the number of shares voted “against” that proposal. The following shall not be votes cast: (1) a share otherwise present at the meeting but for which there is an abstention and (2) a share otherwise present at the meeting as to which a shareholder gives no authority or direction.

SECTION 6. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 7. Notice of Stockholder Nominations and Other Business.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 7 as to such business or nomination. Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2) Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) To be in proper form, a stockholder’s notice delivered pursuant to this Section 7 must set forth: (A) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (a) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company, (d) any short interest in any security of the Company (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition, the stockholder’s notice with respect to the election of directors must include, with respect to each nominee for election or reelection to the Board of Directors, the completed and signed questionnaire, representation and agreement required by Section 9 of this Article I. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding the foregoing, the information required by clauses (a)(3)(C)(ii) and (a)(3)(C)(iii) of this Section 7 shall be updated by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(4) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 7 to the contrary, in the event that the number of directors in an Expiring Class to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. For purposes of this section, an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in this Section 7 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(3) hereof with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by this Bylaw) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 7 or the Certificate of Incorporation shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(3)(C)(v) of this Section 7) and (B) if any proposed nomination or other business was not made or proposed in compliance with this Section 7, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7; provided however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 7 (including clause (a)(1)(C) and paragraph (b) hereof), and compliance with clause (a)(1)(C) and paragraph (b) of this Section 7 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 7 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (B) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

SECTION 8. Required Vote for Directors. At any meeting of stockholders for the election of one or more directors at which a quorum is present, each director shall be elected by the vote of a majority of the votes cast with respect to the director, provided that if, as of a date that is ten (10) days in advance of the date on which the Corporation files its definitive proxy statement with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the number of nominees for director exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast by the stockholders entitled to vote at the election. For purposes of this Section 8, a majority of the votes cast means that the number of shares voted “for” a director exceeds the number of shares voted “against” that director. The following shall not be votes cast: (a) a share otherwise present at the meeting but for which there is an abstention and (b) a share otherwise present at the meeting as to which a shareholder gives no authority or direction.

If an incumbent director then serving on the Board of Directors does not receive the required majority vote, the director shall promptly tender his or her resignation to the Board of Directors. Within ninety (90) days after the date of the certification of the election results, the Nominating and Corporate Governance Committee or other committee that may be designated by the Board of Directors will make a recommendation to the Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision. The Nominating and Corporate Governance Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 8, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Article II, Section 13 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Article II, Section 2(b) of these Bylaws.

SECTION 9. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article I, Section 7 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law as it presently exists or may hereafter be amended, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 10. Action without a Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent or by electronic transmission.
~~SECTION 10. Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.~~

~~In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of~~

~~meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.~~

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 2. Qualification; Number; Term; Remuneration.

(a) Qualification. Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

(b) Number. The total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”) shall be fixed from time to time exclusively by action of the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, one of whom may be selected by the Board of Directors to be its Chairman.

(c) Term. Subject to the rights of the holders of any series of Preferred Stock then outstanding, all directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, incapacity, resignation or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Classes. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(~~d~~e) Remuneration. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and Directors who are not employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated annual retainer as director as well as issued or granted equity incentive awards. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for committee service.

SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law or in these Bylaws, a majority of the Whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Presiding Director, Chief Executive Officer or by a majority of the directors then in office.

SECTION 7. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mail, personal delivery, electronic transmission or telephone at least two (2) days before the day of the meeting. Notice shall be deemed to be given at the time of mailing, but the said two (2) days’ notice need not be given to any director who consents in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

SECTION 8. Chairman of the Board. Except as otherwise provided by law, the Certificate of Incorporation, or in Section 9 of this Article II, the Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 9. Presiding Director. If at any time the Chairman of the Board shall be an executive officer or former executive officer of the Corporation or for any reason shall not be an independent director, a Presiding Director shall be selected by the independent directors from among the directors who are not executive officers or former executive officers of the Corporation and are otherwise independent. If the Chairman of the Board of Directors is not present, the Presiding Director shall chair meetings of the Board of Directors. The Presiding Director shall chair any meeting of the independent Directors and shall also perform such other duties as may be assigned to the Presiding Director by these Bylaws or the Board of Directors.

SECTION 10. Organization. At all meetings of the Board of Directors, the Chairman, or if none or in the Chairman’s absence or inability to act the Presiding Director, or if none or in the Presiding Director’s absence or inability to act, the Chief Executive Officer, or in the Chief Executive Officer’s absence or inability to act any Vice-President who is a member of the Board of Directors, or if none, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 11. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation.

SECTION 12. Removal. ~~Except as otherwise provided by law or the Certificate of Incorporation, and s~~Subject to the rights ~~of the holders~~ of any series of Preferred Stock ~~with respect to such series of Preferred Stock, the stockholders holding a majority~~to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of ~~the~~all then outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors~~, acting at a duly called annual meeting or a duly called special meeting of the stockholders, at which there is a proper quorum and where notice has been provided in accordance with Article I, may remove a director or directors of the Corporation with or without cause. Vacancies in the Board of Directors resulting from such removal shall be filled in accordance with Section 13 of this Article II.~~.

SECTION 13. Vacancies. Unless otherwise provided in the Certificate of Incorporation, and ~~S~~subject to the rights of the holders of any series of Preferred Stock ~~then outstanding,~~ , any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the ~~authorized~~ number of directors ~~or any vacancies in~~shall, unless the Board of Directors ~~resulting from death, incapacity, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by (i) a majority vote of the Whole Board,~~determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by ~~the~~a sole remaining director ~~or (ii)~~, and not by the stockholders ~~holding a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation authorized by law or by the Certificate of Incorporation to vote on such action at a duly called annual meeting or a duly called special meeting of~~, provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and not by the stockholders. ~~The~~ Any director~~s so chosen~~elected in accordance with the preceding sentence shall hold office for ~~a term expiring at the next annual meeting of stockholders, and until their respective~~the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor~~s are~~shall have been elected~~, except in~~ and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, ~~incapacity,~~removal or resignation ~~or removal~~ of any director.

SECTION 14. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 15. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

COMMITTEES

SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the Whole Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

OFFICERS

SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the Chief Executive Officer. Any two or more offices may be held by the same person.

SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors.

Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the Whole Board.

SECTION 4. Chief Executive Officer. The Chief Executive Officer shall have such duties as customarily pertain to that office. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article IV; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 5. Chief Financial Officer. The Chief Financial Officer shall in general have all duties incident to the position of Chief Financial Officer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 8. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 9. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

ARTICLE V

BOOKS AND RECORDS

SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered (a) personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation, or (b) any other method permitted by applicable law and rules and regulations of the Securities and Exchange Commission as they presently exist or may hereafter be amended.

SECTION 3. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

STOCK

SECTION 1. Stock; Signatures. Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with applicable law as it presently exists or may hereafter be amended. The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and registered in certificated form. Stock certificates shall be signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignation, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

ARTICLE VII

DIVIDENDS

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

RATIFICATION

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE XI

WAIVER OF NOTICE

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, the person or persons entitled to said notice may consent in writing, whether before or after the time stated therein, to waive such notice requirement. Notice shall also be deemed waived by any person who attends a meeting without protesting prior thereto or at its commencement, the lack of notice to him.

ARTICLE XII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which these Bylaws are in effect (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification. Except as provided in Section 3 of this Article XIII, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the

Board of Directors. The right to indemnification conferred in this Article XIII shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within sixty (60) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to Section 2 of this Article XIII); provided, however, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Corporation for such expenses under this Article XIII or otherwise. The rights conferred upon Covered Persons in this Article XIII shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

SECTION 2. To obtain indemnification under this Article XIII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2 of Article XIII, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (a) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (b) if no request is made by the claimant for a determination by Independent Counsel, (1) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (2) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (3) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the Corporation’s form of Indemnification Agreement with its officers and directors, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within sixty (60) days after such determination.

SECTION 3. If a claim for indemnification under Section 1 of this Article XIII is not paid in full within sixty (60) days after a written claim pursuant to Section 2 of this Article XIII has been received by the Corporation, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the

General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 4. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred on any Covered Person by this Article XIII (a) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (b) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination. However, notwithstanding the foregoing, the Corporation’s obligation to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person has collected as indemnification from such other corporation, limited liability company, partnership, joint venture, trust, nonprofit entity, or other enterprise; and, in the event the Corporation has fully paid such expenses, the Covered Person shall return to the Corporation any amounts subsequently received from such other source of indemnification.

SECTION 5. Any repeal, amendment, alteration or modification of the provisions of this Article XIII that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

SECTION 6. This Article XIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by the Board of Directors.

SECTION 7. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 8. For purposes of this Article XIII:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article XIII.

SECTION 9. Any notice, request or other communication required or permitted to be given to the Corporation under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE XIV

AMENDMENTS

~~The Board of Directors shall have power to adopt, amend or repeal these Bylaws. The stockholders of the Corporation shall have the power to adopt, amend or repeal these Bylaws at a duly called annual meeting, a duly called special meeting of the stockholders or by written consent; provided that notice of the proposed adoption, amendment or repeal was given in the notice for such meeting or consent; provided, further, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, Sections 1(b), 5, 7, 8, 9 and 10 of Article I, Sections 2, 12 and 13 of Article II, Article XIII and this Article XIV of these Bylaws may not be amended or repealed by the stockholders of the Corporation without the affirmative vote of the stockholders holding no less than 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote on such action.~~
Subject to the limitations set forth in Section 5 of Article XIII of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XV

EXCLUSIVE FORUM

Unless the Corporation consents in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising under any provision of the Delaware General Corporation Law, the certificate of incorporation, or the bylaws of the Corporation, or (iv) any action asserting a claim governed by the internal-affairs doctrine. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity that acquires any interest in any security of the Corporation will be deemed to have notice of and consented to the provisions of this section.

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APOLLO ENDOSURGERY, INC.
1120 S. CAPITAL OF TX HWY
BLDG 1, STE 300
AUSTIN, TX 78746

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E27336-P93326

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

APOLLO ENDOSURGERY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Todd Newton
02) Richard J. Meelia
03) Rick Anderson
04) Matthew S. Crawford
05) John Creecy
06) William D. McClellan, Jr.
07) R. Kent McGaughy, Jr.
08) Bruce Robertson, Ph.D.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2 through 8.

The Board of Directors recommends you vote 3 Years on the following proposal:

	1 Year	2 Years	3 Years	Abstain
9. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E27337-P93326

APOLLO ENDOSURGERY, INC.
Annual Meeting of Stockholders
June 9, 2017 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Todd Newton and Stefanie Cavanaugh, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of APOLLO ENDOSURGERY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on June 9, 2017, at the Apollo Endosurgery, Inc. headquarters at 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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